Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LANTRONIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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7535 Irvine Center Drive, Suite 100

Irvine, California 92618

www.lantronix.com

October 1, 2020

Dear Fellow Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Lantronix, Inc., a Delaware corporation, which will be held at our corporate headquarters located at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, on November 3, 2020, at 9:00 a.m. Pacific time.

Details of the business to be conducted at the annual meeting are included in the accompanying Notice of 2020 Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented at the annual meeting and voted in accordance with your instructions. Whether or not you plan to attend the meeting, we urge you to submit your proxy as promptly as possible so that your shares will be voted at the meeting. This will not limit your right to vote in person or to attend the meeting.

We look forward to seeing you at the upcoming annual meeting.

Sincerely, Bernhard Bruscha Chairman of the Board

LANTRONIX, INC.

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 3, 2020

The 2020 Annual Meeting of Stockholders for Lantronix, Inc., a Delaware corporation, will be held at our corporate headquarters located at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, on November 3, 2020, at 9:00 a.m. Pacific time, for the following purposes:

1.	To elect the five director nominees named in the accompanying proxy statement (Paul Pickle, Bernhard Bruscha, Margaret A. Evashenk, Paul F. Folino and Hoshi Printer) to the board of directors, each to serve until our next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until the director’s earlier resignation or removal;

2.	To ratify the appointment of Squar Milner LLP as our independent registered public accountants for the fiscal year ending June 30, 2021;

3.	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers as described in the proxy statement accompanying this notice;

4.	To approve the Lantronix, Inc. 2020 Performance Incentive Plan; and

5.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The foregoing proposals are more fully described in the proxy statement accompanying this notice. Stockholders of record who owned our common stock at the close of business on September 14, 2020 are entitled to attend and vote at the annual meeting.

The board of directors recommends that you vote your shares “FOR” each of the director nominees included in Proposal 1 in the proxy statement accompanying this notice, and “FOR” Proposals 2, 3 and 4.

Your vote is very important. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the enclosed proxy card or submit your proxy through the Internet or by telephone as promptly as possible in order to ensure your shares are represented at the annual meeting. Even if you have voted by proxy, you may still vote in person at the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from the broker, bank or other nominee that holds your shares.

Important Notice - Contingent Virtual Meeting. We are closely monitoring the developments regarding the coronavirus (COVID-19). Although we currently intend to hold our annual meeting in person, we are sensitive to the public health and travel concerns stockholders may have and the protocols that federal, state, and local governments have imposed and may continue to impose. In the event we determine that we need to conduct our annual meeting solely by means of remote communication, we will announce the change and provide instructions on how stockholders can participate in the annual meeting via press release and by filing additional solicitation materials with the Securities and Exchange Commission. The press release will also be available on the Investors section of our website at www.lantronix.com. If you currently plan to attend the annual meeting in person, please check our website one week prior to the annual meeting.

By Order of the Board of Directors,
Irvine, California	David Goren
October 1, 2020	Vice President, Human Resources, Legal and Business Affairs and Corporate Secretary

LANTRONIX, INC.

PROXY STATEMENT FOR THE

2020 ANNUAL MEETING OF STOCKHOLDERS

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PROXY STATEMENT FOR THE

2020 ANNUAL MEETING OF STOCKHOLDERS

We cordially invite you to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) for Lantronix, Inc. (sometimes referred to as, the “Company,” “we,” “us,” or “our”). The Annual Meeting will be held at 9:00 a.m. Pacific time on November 3, 2020, at the Company’s corporate headquarters, located at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618.

This proxy statement is being furnished by and on behalf of our board of directors (the “Board”) in connection with the solicitation of proxies to be voted at the Annual Meeting. This proxy statement describes issues on which the Company is asking you, as a stockholder, to vote and provides information that will allow you to make an informed voting decision.

The approximate date on which this proxy statement and the enclosed form of proxy are first being sent or given to stockholders of record is October 1, 2020. If you hold your shares through a broker, bank or other nominee, this proxy statement and a voting instruction form are being forwarded to you by such broker, bank or other nominee.

References in this proxy statement to fiscal years refer to the fiscal year ended June 30 of the referenced year. For example, “fiscal 2019” refers to the fiscal year ended June 30, 2019, “fiscal 2020” refers to the fiscal year ended June 30, 2020, and “fiscal 2021” refers to the fiscal year ending June 30, 2021.

Important Notice Regarding the Availability of Proxy Materials

This proxy statement and our Annual Report on Form 10-K for fiscal year 2020 are available on the Internet at www.proxyvote.com by using the control number provided on your proxy card. You can also view the proxy materials on our website at www.lantronix.com.

General Information About the Annual Meeting and Voting

The following questions and answers are intended to briefly address potential questions regarding this proxy statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission (the “SEC”). These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the proxy statement or the Annual Meeting, please contact our Corporate Secretary using the contact information provided in this proxy statement.

When and where will the Annual Meeting be held?

The date, time and place of the Annual Meeting are:

November 3, 2020

9:00 a.m. Pacific time
Lantronix, Inc. Corporate Headquarters
7535 Irvine Center Drive, Suite 100

Irvine, California 92618

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Important Notice — Contingent Virtual Meeting. We are closely monitoring the developments regarding the coronavirus (COVID-19). Although we currently intend to hold our Annual Meeting in person, we are sensitive to the public health and travel concerns stockholders may have and the protocols that federal, state, and local governments have imposed and may continue to impose. In the event we determine that we need to conduct our Annual Meeting solely by means of remote communication, we will announce the change and provide instructions on how stockholders can participate in the Annual Meeting via press release and by filing additional solicitation materials with the SEC. The press release will also be available on the Investors section of our website at www.lantronix.com. If you currently plan to attend the Annual Meeting in person, please check our website one week prior to the Annual Meeting.

Who can vote?

You are entitled to vote your shares of common stock if you were the owner of the shares as of the close of business on September 14, 2020 (the “Record Date”). As of the Record Date, there were a total of 28,558,188 shares of our common stock outstanding and entitled to vote at the Annual Meeting. You are entitled to one vote for each share of common stock that you own.

What matters will be voted upon at the Annual Meeting?

The only matters we currently expect will be voted on at the Annual Meeting are the following proposals, which are described in this proxy statement:

1.	the election of five directors to the Board;

2.	the ratification of the appointment of Squar Milner LLP as our independent registered public accountants for the fiscal year ending June 30, 2021;

3.	a non-binding, advisory vote on the compensation paid to our named executive officers as described in this proxy statement; and

4.	the approval of the Lantronix, Inc. 2020 Performance Incentive Plan (the “2020 Plan”).

What if other matters come up at the Annual Meeting?

If other matters are properly presented at the Annual Meeting, the proxies designated in the accompanying proxy card or voting instruction form will vote your shares in their discretion.

How many shares must be present to convene the Annual Meeting?

We will convene the Annual Meeting if stockholders representing the required quorum of shares of common stock either sign and return their proxy card or voting instruction form, vote through the Internet or by telephone, or attend the meeting in person. A majority of the shares of our issued and outstanding common stock entitled to vote at the Annual Meeting present in person or represented by proxy will constitute a quorum. If you sign and return your proxy card or voting instruction form or vote through the Internet or by telephone, your shares will be counted in determining whether a quorum is present at the Annual Meeting even if you abstain from voting on any of the proposals. In addition, if you hold your shares in street name (i.e., through a broker, bank or other nominee), your shares may also be counted for purposes of determining whether a quorum is present at the Annual Meeting even if you do not submit voting instructions to your broker. See “How are broker non-votes treated?” below.

How are broker non-votes treated?

If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker has authority under New York Stock Exchange rules applicable to brokers to vote your shares in its discretion on certain “routine” matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. Proposal 2 relating to the ratification of the appointment of our independent registered public accountants is considered a “routine” matter for which brokers may vote shares for which they did not receive instructions from street name holders. Accordingly, your shares may be voted on Proposal 2 if they are held in the name of a broker even if you do not provide the broker with voting instructions. However, your broker will not be permitted to vote your shares on any of the other items at the Annual Meeting. Proposals 1, 3 and 4 are considered “non-routine” matters. Therefore, if your broker exercises its discretion to vote on Proposal 2, your shares will be counted as present and entitled to vote for the purpose of determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 2 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting.

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What vote is required to elect a director?

For Proposal 1, you may vote “FOR” or “AGAINST” each director nominee, or you may abstain from voting. A director nominee must receive the affirmative vote of a majority of the votes cast with respect to that nominee to be elected. In other words, the number of shares voted “FOR” a director nominee must exceed the number of shares voted “AGAINST” that nominee’s election. For purposes of the election of directors, abstentions and broker non-votes will not be treated as votes cast and will not be counted in determining the outcome of a director’s election. Stockholders are not permitted to cumulate their shares for the purpose of electing directors.

What happens if a majority of the votes cast are not voted in favor of a director nominee?

Pursuant to the procedures established by the Corporate Governance and Nominating Committee of the Board, each incumbent director has submitted to the Chair of the Corporate Governance and Nominating Committee in writing such director’s irrevocable resignation which will be effective upon (1) the failure of such director to receive the required vote at any annual or special meeting at which such director is nominated for re-election and (2) Board acceptance of the resignation. If a nominee fails to receive a majority of the votes cast in the director election, the Corporate Governance and Nominating Committee will make a recommendation to the Board whether to accept or reject the director’s resignation and whether any other action should be taken. If a director’s resignation is not accepted, that director will continue to serve until our next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. If the Board accepts the director’s resignation, it may, in its sole discretion, either fill the resulting vacancy or decrease the size of the Board to eliminate the vacancy.

What is the required vote for approval of Proposals 2, 3 and 4?

For each of Proposals 2, 3 and 4 you may vote “FOR” or “AGAINST,” or you may abstain from voting. Approval of Proposals 2, 3 and 4 will require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. For purposes of Proposals 2, 3 and 4, abstentions will be treated as shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting, so abstaining will have the same effect as voting against the proposal. Broker non-votes will not be counted in determining the outcome of Proposals 2, 3 and 4.

How do I vote?

The procedures for voting are described below, based upon your form of ownership.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of the Record Date, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy using the enclosed proxy card, through the Internet or by telephone. The procedures for voting by proxy are as follows:

•	To vote by proxy using the enclosed proxy card, complete, sign and date your proxy card and return it promptly. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience if you choose to submit your proxy by mail.

•	To vote by proxy through the Internet, go to www.proxyvote.com and follow the instructions provided. Please have your proxy card in hand when accessing the website, as it contains a 16-digit control number required to vote.

•	To vote by proxy over the telephone, dial the toll-free phone number listed on your proxy card under the heading “Vote by Phone” (1-800-690-6903) using a touch-tone phone and follow the recorded instructions. Please have your proxy card in hand when calling, as it contains a 16-digit control number required to vote.

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If you hold shares as a stockholder of record and choose to vote by mail, your proxy card must be received before the commencement of voting at the Annual Meeting. If you choose to vote your shares electronically via the Internet or by telephone, your vote by proxy must be received prior to 11:59 p.m. Eastern time on November 2, 2020, the day before the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, the organization that holds your shares should have forwarded you a voting instruction form with these proxy materials. To ensure that your vote is counted, please follow the instructions provided by your broker, bank or other nominee. To vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee in whose name the shares are registered.

How does the Board recommend that I vote?

The Board recommends that you vote your shares “FOR” each of the nominees for election to the Board named in Proposal 1, and “FOR” Proposals 2, 3 and 4.

Can I change my vote after I submit my proxy?

Yes. If you are a stockholder of record, you can change your vote at any time before the vote on a proposal by:

•	executing or authorizing, dating and delivering to us a new proxy through the Internet, by telephone or mail prior to the Annual Meeting;

•	giving us a written notice revoking your proxy card; or

•	attending the Annual Meeting and voting your shares in person.

Your attendance at the Annual Meeting will not, by itself, revoke a proxy previously given by you. We will honor the proxy card or authorization with the latest date.

You may send your proxy revocation notice to Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary. Any proxy revocation notice mailed to Lantronix must be received by our Corporate Secretary on or before 11:59 p.m. Eastern time on November 2, 2020.

If you are a stockholder of record, any revocation of or change to a previously submitted proxy must be received by the deadline set forth above under “How do I vote?”

If you hold your shares through a broker, bank or other nominee, you must follow the directions and comply with the deadlines received from such broker, bank or other nominee to change any previously submitting voting instructions.

Can I vote in person at the Annual Meeting rather than by authorizing a proxy holder?

Yes. Although we encourage you to complete and return a proxy card or voting instruction form or to vote through the Internet or by telephone to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person even if you have submitted a proxy card or voting instruction form or voted through the Internet or by telephone. If you are a beneficial owner and you want to vote in person at the Annual Meeting, you must first obtain a legal proxy from your broker, bank or other nominee in whose name the shares are registered.

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How will my shares be voted?

Any proxy that you properly submit and that is not revoked will be voted as you direct. If you are a stockholder of record and you indicate when voting through the Internet or by telephone that you wish to vote as recommended by our Board, or if you sign and return a proxy card without giving specific voting instructions, then the persons designated as proxy holders in the accompanying proxy card will vote your shares:

•	“FOR” the election of each of the five nominees for director;

•	“FOR” the proposal to ratify the appointment of Squar Milner LLP as our independent registered public accountants for the fiscal year ending June 30, 2021;

•	“FOR” the approval on a non-binding, advisory basis, of the compensation paid to our named executive officers as described in this proxy statement; and

•	“FOR” the approval of the 2020 Plan.

In the event any director nominee is unable or unwilling for good cause to serve as a director if elected at the Annual Meeting (which is not anticipated), the persons named in the enclosed proxy card(s) will vote for the election of such person or persons as may be designated by the present Board or the Board may reduce the number of directors on the Board. As to any other business or matters which might otherwise properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment. We do not presently know of any such other business.

I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

If you share an address with another stockholder, you will receive only one set of proxy materials unless you have provided instructions to the contrary. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. If you wish to receive a separate set of proxy materials, please send your request to: Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary, or contact our Corporate Secretary by phone at (949) 453-3990. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Who will count the votes?

The inspector of election for the Annual Meeting, who is appointed by the Board, will count the votes.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

Stockholder Proposals Under Rule 14a-8. In order for a stockholder proposal to be eligible for inclusion in our proxy statement under SEC rules for the 2020 Annual Meeting of Stockholders, the written proposal must be received by our Corporate Secretary at our offices no later than the close of business on [June 3], 2021 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Proposals should be addressed to: Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary.

Stockholder Proposals Under the Company’s Amended and Restated Bylaws. Currently, our Amended and Restated Bylaws (the “Bylaws”) provide that, in order for a stockholder proposal to be submitted at the 2021 Annual Meeting of Stockholders, including nominations for candidates for election as directors, written notice to our Corporate Secretary of such proposal must be received at our principal executive offices:

•	not earlier than July 6, 2021; and

•	not later than August 5, 2021.

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If the date of the 2021 Annual Meeting of Stockholders is moved more than 30 days before or 70 days after the first anniversary of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 under the Exchange Act, must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:

•	70 days prior to the meeting; and

•	10 days after public announcement of the meeting date.

The stockholder proposal submission requirements set forth in our Bylaws are independent of, and in addition to, the notice requirements under Rule 14a-8, as discussed above, for inclusion of a stockholder proposal in our proxy materials.

Our Bylaws require that a stockholder must provide certain information concerning the proposing person, the nominee and the proposal, as applicable. Nominations and proposals not meeting the requirements set forth in our Bylaws will not be entertained at the 2021 Annual Meeting of Stockholders. Stockholders should contact the Corporate Secretary in writing at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, to obtain additional information as to the proper form and content of stockholder nominations or proposals.

Who pays for this proxy solicitation?

We do. In addition to sending you these proxy materials, some of our employees may contact you by mail, telephone, facsimile, email or personal solicitation. None of these employees will receive any extra compensation for doing this. We will, at our expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

Where can I find voting results of the Annual Meeting?

We will announce preliminary voting results with respect to each proposal at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time, in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by us.

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Security Ownership of Certain Beneficial
Owners and Management and Related Stockholder Matters

Beneficial Ownership Table

The following table sets forth certain information with respect to beneficial ownership of our common stock as of the Record Date, by: (1) each stockholder known by us to be the beneficial owner of more than 5% of our common stock based on filings pursuant to Section 13 or Section 16 of the Exchange Act; (2) each of our current directors; (3) each of the named executive officers set forth in the Summary Compensation Table below; and (4) all current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated in the footnotes to the table, and subject to community property laws, where applicable, we believe the persons and entities identified in the table below have sole voting and investment power with respect to all shares beneficially owned. The percentage of shares beneficially owned is based on 28,558,188 shares of our common stock outstanding as of September 14, 2020, the Record Date. In addition, the number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options or warrants held by such person that are exercisable within 60 calendar days of the Record Date but excludes shares of common stock underlying options or warrants held by any other person.

	Beneficial Ownership
Beneficial Owner Name and Address (1)	Number of Shares Owned	Right to Acquire (2)	Total	Percentage Ownership
Greater than 5% Stockholders:
Bernard Bruscha, Chairman of the Board (3)	6,202,334	150,000	6,352,334	22.4%
Biesingerstrasse 27
Tübingen, D-72072
Germany
Martin Hale, Jr. (4)	2,083,281	–	2,083,281	7.4%
17 State Street, Suite 3230
New York, NY 10004
Peterson Capital Group, LLC (5)	1,888,888	–	1,888,888	6.7%
19900 MacArthur Boulevard, Suite 650
Irvine, CA 92612
Directors and Named Executive Officers:
Paul Pickle, President, CEO and Director	155,981	275,000	430,981	1.5%
Bruce C. Edwards, Director	185,000	5,000	190,000	*
Margaret A. Evashenk, Director	7,630	5,000	12,630	*
Paul F. Folino, Director	25,968	5,000	30,968	*
Hoshi Printer, Director	96,640	100,000	196,640	*
Jeremy R. Whitaker, Chief Financial Officer	199,765	179,583	379,348	1.3%
Roger Holliday, Vice President of Worldwide Sales	4,728	–	4,728	*
Kevin Yoder, Former Vice President of Worldwide Sales (6)	158,800	1,772	160,572	*
All current executive officers and directors as a group (9 persons)	6,919,331	719,583	7,638,914	26.4%

_______________________________

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618.

(2)	Represents shares of common stock issuable upon exercise of stock options or upon vesting of restricted stock units (“RSUs”) within 60 days of the Record Date.

(3)	Based upon information contained in Form 4s filed by Mr. Bruscha with the SEC on October 23, 2018 and November 15, 2018. According to the former Form 4, 6,120,880 of the shares are owned by TL Investment GmbH, of which Mr. Bruscha is the managing director.

(4)	Based upon information contained in a Schedule 13D filed jointly by Hale Capital Partners, LP and Martin Hale, Jr. (collectively, the “Hale Entities”) with the SEC on June 24, 2016 and a Form 4 filed by Mr. Hale with the SEC on March 12, 2020. Includes an aggregate of 2,031,748 shares held by Hale Capital Partners, LP, of which Mr. Hale is the Chief Executive Officer. Mr. Hale resigned as a member of our Board effective August 28, 2020.

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(5)	Based upon information contained in a Schedule 13D/A filed jointly by Peterson Capital Group, LLC, Peterson Capital Group, Inc., and James J. Peterson (collectively, the “Peterson Entities”) with the SEC on April 13, 2020. The Schedule 13D/A reports that, as of April 9, 2020, the Peterson Entities have shared voting power and shared dispositive power over 1,888,888 shares of our common stock.

(6)	Mr. Yoder previously served as the Company’s Vice President of Worldwide Sales and retired as an officer of the Company on January 31, 2020. Beneficial ownership information as of September 14, 2020 is based on information provided by Mr. Yoder.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of the end of fiscal 2020:

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	2,575,471	(1)	1.93	1,719,302	(3)
Equity compensation plans not approved by security holders	1,221,032	(2)	3.83	–
Total	3,796,503		2.72	1,719,302

(1)	The number of securities to be issued includes 1,177,961 shares subject to outstanding stock options under the Lantronix, Inc. Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”), 728,710 shares subject to outstanding RSU awards that are subject to time-based vesting requirements only, and 668,800 shares subject to outstanding RSU awards that are subject to performance-based vesting based on the target number of RSUs subject to such awards (with 1,170,400 shares being subject to such performance-based vesting awards if the maximum level of performance were achieved). In accordance with applicable SEC rules, the table does not include equity awards that have been assumed by the Company in connection with the acquisition of other companies, such assumed awards covering an aggregate of 55,939 shares of the Company’s common stock that were subject to outstanding stock options (with a weighted average exercise price of $2.95) and 4,944 shares that were subject to outstanding awards of restricted stock units.

(2)	Of the shares reported in the table, 102,088 shares were subject to outstanding stock options under the Lantronix, Inc. 2010 Inducement Equity Incentive Plan. The remaining 1,174,883 shares were subject to certain inducement awards that were not granted under the 2010 Inducement Equity Incentive Plan consisting of (1) 250,000 shares subject to inducement RSUs and 500,000 shares subject to inducement stock options granted to Paul Pickle, our President and Chief Executive Officer, (2) 50,000 shares subject to inducement RSUs and 100,000 shares subject to inducement stock options granted to Roger Holliday, our Vice President of Worldwide Sales, (3) 100,000 shares subject to inducement stock options granted to Kevin Yoder, our former Vice President of Worldwide Sales, and (4) 95,000 shares subject to inducement RSUs and 119,000 shares subject to inducement stock options granted to certain other employees. These inducement stock options and RSUs are generally subject to the same terms as stock options and RSUs granted under the 2010 Plan. Inducement stock options generally have a term of seven years (except in the case of the inducement stock options issued under the Lantronix, Inc. 2010 Inducement Equity Incentive Plan, which have a term of ten years) and vest over four years (except in the case of certain inducement stock options granted to Mr. Yoder that vest over four and a half years). Inducement RSUs generally vest over four years. No new awards may be granted pursuant to the Lantronix, Inc. 2010 Inducement Equity Incentive Plan.

(3)	The number of securities remaining available for future issuance includes (1) 1,315,302 shares available for future issuance under the 2010 Plan; and (2) 404,000 shares reserved for future issuance under the Lantronix, Inc. 2013 Employee Stock Purchase Plan. Options and RSUs outstanding under the 2010 Plan that expire without having been exercised, or are otherwise forfeited to the Company, will be added back to the share reserve of the 2010 Plan (or the 2020 Plan described in Proposal No. 4 below if stockholders approve that proposal). Shares available under the 2010 Plan generally may be used for any type of award authorized under that plan including stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares. No new awards will be granted under the 2010 Plan if stockholders approve the 2020 Plan.

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Corporate Governance and Board Matters

Corporate Governance Guidelines

The Board has established Corporate Governance Guidelines that it follows in matters of corporate governance, which are posted under the “About Us – Investor Relations” section of our website at www.lantronix.com. The information included on or accessed through our website shall not be incorporated into or otherwise be made a part of this proxy statement.

The following includes a summary of our Corporate Governance Guidelines and additional information regarding our Board.

Nomination of Director Candidates

The Corporate Governance and Nominating Committee considers candidates for Board membership and recommends director nominees to the Board for consideration and approval. There are no specific minimum qualifications that a director must possess to be nominated. However, the Corporate Governance and Nominating Committee assesses the appropriate skills and characteristics of a nominee based on the size and composition of the existing Board, and based on the nominee’s qualifications, such as: independence from management; depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to the Company’s business; education and professional background; judgment, skill, integrity and reputation; existing commitments to other businesses as a director, executive or owner; personal conflicts of interest, if any; and diversity of skills, backgrounds, experiences and other qualifications, to meet the Corporation’s ongoing needs. For more information, see below under the caption “Criteria for Director Nominees and Board Diversity.”

Director Independence

Our Corporate Governance Guidelines require that a majority of our directors meet the criteria for independence set forth under applicable securities laws, including applicable rules and regulations of the SEC and applicable listing standards of the Nasdaq Stock Market (“Nasdaq”). The Nasdaq listing standards provide that an independent director is one who the Board affirmatively determines is free of any relationship that would interfere with that individual’s exercise of independent judgment. Our Board has reviewed the relationships between the Company, including our subsidiaries and affiliates, and each Board member. Based on its review, the Board has affirmatively determined that Bernhard Bruscha, Bruce C. Edwards, Margaret A. Evashenk, Paul F. Folino and Hoshi Printer currently have no relationships that would interfere with their exercise of independent judgment and that each of them is “independent” in accordance with the foregoing independence standards. Paul Pickle was determined not to be independent based on his service as our President and Chief Executive Officer. In addition, the Board previously determined that Martin Hale, Jr. was an independent director in accordance with the applicable listing standards of Nasdaq during his service on the Board through his resignation on August 28, 2020.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board will appoint a Chairman of the Board with the approval of a majority of the directors then in office or as otherwise provided in our Bylaws. While any director (including the Chief Executive Officer or other management director) is eligible for appointment as the Chairman of the Board, the Board’s current preferred governance structure is to have an independent director serve as Chairman of the Board. If, however, the positions of Chairman of the Board and Chief Executive Officer are held by the same person, our Corporate Governance Guidelines provide that one of our independent directors will be designated by a majority of the independent directors to serve as our Lead Independent Director. The Board is currently led by Bernhard Bruscha, our independent Chairman of the Board, a position separate from our Chief Executive Officer and President. Separating the positions of Chief Executive Officer and Chairman of the Board allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.

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Risk Oversight

While our management has primary responsibility for identifying and mitigating risks, the Board has overall responsibility for oversight of such risks, with a focus on the most significant risks facing the Company. At least annually, management and the Board jointly review our strategic goals and associated risks. Throughout the year, the Board and the committees to which the Board has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics in greater detail.

The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:

•	The Audit Committee oversees our risk policies and processes relating to financial statements and financial reporting, as well as risks related to cybersecurity and investment, capital structure and compliance risks, and the guidelines, policies and processes for monitoring and mitigating those risks.

•	The Compensation Committee oversees risks associated with our incentive plans, the compensation of executive management, and the effect the compensation structure may have on business decisions.

•	The Corporate Governance and Nominating Committee oversees risks related to our governance structure and the evaluation of individual Board members and committees.

The Board’s risk oversight process builds upon management’s enterprise-wide risk assessment and mitigation processes, which include ongoing monitoring of various risks including those associated with long-term strategy and business operations, regulatory and legal compliance and financial reporting.

Our Board believes that the processes it has established to administer the Board’s risk oversight function would be effective under a variety of leadership frameworks and therefore do not have a material effect on our leadership structure described under “—Board Leadership Structure” above.

Meetings of the Board

During fiscal 2020, the Board held 6 meetings. Each director attended at least 75% of the meetings of the Board held during the period of his or her tenure in fiscal 2020.

Executive Sessions

Although the Chief Executive Officer and other members of senior management are invited to attend meetings of the Board, the members of the Board meet in executive session, without executive management present, in conjunction with each of the regularly scheduled meetings of the Board. Each committee of the Board also meets regularly in executive session without executive management present. In addition, the Audit Committee meets quarterly in separate executive sessions with our independent registered public accounting firm and with our Chief Financial Officer.

Director Attendance at Annual Stockholder Meetings

Under our Corporate Governance Guidelines, our directors are expected to attend our annual meetings of stockholders. All of our then-current directors attended the 2019 annual meeting of stockholders.

Committees of the Board

To facilitate independent director review, and to make the most effective use of our directors’ time and capabilities, the Board has established the following standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The responsibilities of each committee are set forth in a written charter, each of which has been approved by the Board. Each standing committee reviews and assesses the adequacy of its charter on an annual basis. Each such charter is available under the “About Us – Investor Relations” section of our website at www.lantronix.com. The Board is permitted to establish other committees from time to time as it deems appropriate.

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Current committee membership and the number of meetings of each committee in fiscal 2020 are shown in the table below. Paul Pickle and Bernhard Bruscha are not currently members of any committee. Each of the incumbent directors who were members of a committee attended 100% of the meetings held by each committee of the Board on which he or she served during the period of his tenure in fiscal 2020.

	Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee
Bruce C. Edwards*	Member	Chair	Member
Margaret A. Evashenk	Member	Member	–
Paul F. Folino	Member	Member	Chair
Hoshi Printer	Chair	–	Member
Number of Fiscal 2020 Meetings	4	3	3

* Mr. Edwards is retiring from the Board effective as of the date of the Annual Meeting.

Audit Committee

The Audit Committee is composed of four directors, each of whom is independent in accordance with applicable rules of Nasdaq and meets the Nasdaq financial literacy requirements for audit committee service. In addition, the Board has determined that each of the members of the Audit Committee meets the enhanced independence requirements under the Exchange Act and that Mr. Printer is an “audit committee financial expert” as defined under the rules of the SEC.

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, the performance of our independent registered public accounting firm, risk assessment and risk management, and finance and accounting functions. The Audit Committee also appoints, retains, terminates, determines compensation for, and oversees our independent registered public accounting firm, reviews the scope of the audit by our independent registered public accounting firm, and reviews the effectiveness of our accounting and internal control functions. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding for, internal or external legal, accounting or other advisers as the Audit Committee deems necessary to carry out its duties.

In addition, the Audit Committee assists the Board in overseeing the implementation and monitoring of the effectiveness of our Code of Business Conduct and Ethics Policy (“Code of Conduct”). The Audit Committee also reviews, with our management and our independent registered public accounting firm, our policies and procedures with respect to risk assessment and risk management relating to financial statements and financial reporting, as well as investment, capital structure and compliance risk, and the guidelines, policies and processes for monitoring and mitigating those risks. The Audit Committee is also responsible for the review and approval of related party transactions.

Compensation Committee

The Compensation Committee is composed of three directors, each of whom is independent as the term is defined within the Nasdaq listing standards for compensation committee service. The Board has determined that each of the members of the Compensation Committee meets the enhanced independence requirements of Nasdaq and is a “non-employee director” as that term is defined under Rule 16b-3 of the Exchange Act.

The Compensation Committee determines our overall policies on compensation and determines the compensation of our Chief Executive Officer and other executive officers. In addition, the Compensation Committee administers our equity incentive plans and reviews the philosophy and policies behind, and any material risks created by, the salary, bonus and equity compensation arrangements for all employees. The Compensation Committee also makes recommendations to the Board with respect to amendments to our equity incentive plans. The Compensation Committee also reviews and recommends to the Board the compensation of directors. The Compensation Committee has the authority to obtain advice and assistance from, and receive appropriate funding for, internal or external legal, compensation, accounting or other advisers as the Compensation Committee deems necessary to carry out its duties. For fiscal 2020, the Compensation Committee retained Compensation Strategies, Inc. to assist in a review of the executive compensation practices at a peer group of companies. As described further under “Executive Compensation — Independent Compensation Consultants” below, the compensation committee has assessed the independence of Compensation Strategies, Inc. and has concluded that its engagement of Compensation Strategies, Inc. does not raise any conflict of interest with the Company or any of its directors or executive officers. No other compensation consultants were retained for fiscal 2020.

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Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is composed of three directors, each of whom is independent as the term is defined within the Nasdaq listing standards.

The Corporate Governance and Nominating Committee makes recommendations to the Board regarding candidates for election as directors and is otherwise responsible for matters relating to the nomination of directors, including evaluating the “independence” of directors and director nominees against the independence requirements of the Nasdaq listing standards, SEC rules and other applicable laws. The Corporate Governance and Nominating Committee assists with the structure and membership of Board committees.

The Corporate Governance and Nominating Committee reviews our corporate governance policies and procedures and recommends to the Board changes it deems appropriate. The Corporate Governance and Nominating Committee also oversees the Board and committee self-assessment and director performance evaluation process.

Criteria for Director Nominees and Board Diversity

The Board believes that it should be composed of directors with diverse, complementary backgrounds and that directors should, at a minimum, exhibit proven leadership capabilities and experience at a high level of responsibility within their respective fields and have the ability to quickly grasp complex principles of business, finance and technology. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our stockholders.

When considering a candidate for director, the Corporate Governance and Nominating Committee takes into account a number of factors, including the following:

•	Independence from management;

•	Depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to our business;

•	Education and professional background;

•	Judgment, skill, integrity and reputation;

•	Existing commitments to other businesses as a director, executive or owner;

•	Personal conflicts of interest, if any; and

•	The size and composition of our existing Board.

In general, candidates who hold or who have held an established executive-level position in a technology company are preferred. The Board’s consideration of diversity as one of the criteria for director nominations is primarily focused on evaluating a nominee’s expected contribution to the diversity of skills, background, experiences and perspectives, given the then-existing composition of the Board as a whole.

When seeking candidates for director, the Corporate Governance and Nominating Committee may solicit suggestions from incumbent directors, management, stockholders and others. Additionally, the Corporate Governance and Nominating Committee may use the services of third party search firms to assist in the identification and review of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the Corporate Governance and Nominating Committee will interview that candidate if it believes the candidate might be suitable. The Corporate Governance and Nominating Committee may also ask the candidate to meet with other members of the Board and with management. If the Corporate Governance and Nominating Committee believes a candidate would be a valuable addition to the Board, it may recommend to the Board that candidate’s appointment or election. The Corporate Governance and Nominating Committee applies the same standards of review to all prospective candidates for director, regardless of who initially brings them to the Corporate Governance and Nominating Committee’s attention.

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Code of Conduct and Complaint Procedures

We have adopted a Code of Conduct that applies to all of our directors, officers and employees. The Code of Conduct operates as a tool to help our directors, officers and employees understand and adhere to the high ethical standards we expect. The Code of Conduct is posted under the “About Us – Investor Relations” section of our website at www.lantronix.com. To the extent required by rules adopted by the SEC and Nasdaq, we intend to promptly disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors on our website at www.lantronix.com.

Concerns relating to accounting, internal controls or auditing matters should be brought to the attention of the Chairman of the Audit Committee, and will be handled in accordance with procedures established by the Audit Committee with respect to such matters.

Securities Trading Policy/Hedging Prohibition

Our Insider Trading Policy prohibits directors, officers, and other employees from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities. This includes purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities. In addition, this policy is designed to ensure compliance with all insider trading rules.

Arrangements with Directors or Executive Officers

No arrangement or understanding exists between any of our directors or executive officers and any other person, pursuant to which any of them were selected as our director or executive officer.

Family Relationships

There are no family relationships among any of our directors or executive officers.

No Legal Proceedings

There are no legal proceedings related to any of our directors or executive officers which must be disclosed pursuant to applicable SEC regulations.

Stockholder Communications with the Board

Stockholders and other interested parties may communicate with any director, the entire Board or any committee of the Board by sending a letter to the director, the Board or the committee, addressed to Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary. Unless the letter is marked “confidential,” our Corporate Secretary will review the letter, categorize it and forward it to the appropriate person. Any stockholder communication marked “confidential” will be logged as “received” and forwarded to the appropriate person without review.

Our Corporate Secretary will generally not forward communications that are unrelated to the duties and responsibilities of the Board or a committee of the Board, such as product or commercial inquiries or complaints, resumes and other job inquiries, surveys and general business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal, patently offensive or similarly inappropriate or unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any director upon request.

Compensation of Non-Employee Directors

Directors who are also employees of the Company are not paid any fees or remuneration, as such, for their service on the Board or on any Board committee. In fiscal 2020, we provided the annual compensation described below to directors who are not employees of the Company or any of our subsidiaries (“non-employee directors”).

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Cash Compensation

Under our Non-Employee Director Compensation Policy, each non-employee director is entitled to receive the following cash compensation for board services, as applicable:

•	$36,000 annual retainer for service as a Board member;

•	$15,000 additional annual retainer for service as chairperson of the Board; and

•	$10,000 additional annual retainer for service as chairperson of the Audit Committee, $7,500 additional annual retainer for service as chairperson of the Compensation Committee and $5,000 additional annual retainer for service as chairperson of the Corporate Governance and Nominating Committee.

Under the Non-Employee Director Compensation Policy, directors are not paid fees for service as members on any of our standing committees, apart from the chairperson fees discussed above. Further, directors are not paid meeting fees, except that (1) each non-employee director will be paid a meeting fee of $1,000 for each Board meeting attended in person or by telephone in excess of 12 meetings during the fiscal year; and (2) each non-employee director will be paid a meeting fee of $1,000 for attending in person or by telephone each meeting of a standing committee of which he or she is a member in excess of 12 meetings per committee during the fiscal year. Mr. Bruscha, our Chairman of the Board, has waived his right (until further notice from him to the Company) to receive cash compensation (other than reimbursement of expenses) for serving as a director and as Chairman of the Board.

Equity Award Program

Under our current Non-Employee Director Compensation Policy, our non-employee directors receive initial and annual equity awards under our Amended and Restated 2010 Stock Incentive Plan. Each non-employee director is given the choice of receiving either 25,000 non-qualified stock options or 10,000 RSUs, which the Board grants upon the non-employee director’s election at each annual meeting of stockholders. Options granted to non-employee directors (1) vest monthly at the rate of 1/12 of the shares underlying the option per month, such that 100% of the shares will be fully vested on the first anniversary of the grant date; (2) have a seven year term; and (3) have a two-year post-separation exercise period. RSUs granted to non-employee directors vest as to 50% of the shares underlying the award six months after the grant date and 50% on the one-year anniversary of the grant date. If a non-employee director is not re-elected to the Board at an annual meeting of stockholders, then any remaining unvested options or RSUs will immediately vest as of the day of the annual meeting. If a non-employee director is appointed at a time other than at the annual meeting of stockholders, the number of options or RSUs is pro-rated based upon the amount of time that has elapsed since our most recent annual meeting of stockholders.

The Board may change the terms of our director compensation program from time to time.

Reimbursements

Under the Non-Employee Director Compensation Policy, non-employee directors will be reimbursed for their reasonable out of pocket expenses, including travel expenses incurred to attend meetings up to a maximum of $2,000 per meeting requiring travel. We provided Mr. Bruscha a travel stipend of $8,000 to cover expenses relating to attendance at in-person meetings.

Non-Employee Director Compensation Table

The table below sets forth the compensation earned by our non-employee directors during fiscal 2020. The compensation paid to Mr. Pickle, who is also employed by us, is presented below in the Summary Compensation Table and the related explanatory tables. Directors who are also officers or employees of the Company or its subsidiaries receive no additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(5)	Option Awards ($)(1)(2)(5)	All Other Compensation ($)	Total ($)
Bernhard Bruscha (3)	–	–	42,405	8,000	50,405
Bruce C. Edwards	43,500	30,400	–	–	73,900
Margaret A. Evashenk (4)	33,000	30,400	–	2,815	66,215
Paul F. Folino	41,000	30,400	–	–	71,400
Martin Hale, Jr.	36,000	–	42,405	3,031	81,436
Hoshi Printer	46,000	–	42,405	–	88,405

___________________

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(1)	The dollar value of stock and option awards shown represents the grant date fair value determined in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions used in the calculations, see Note 7 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Form 10-K, which was filed with the SEC on September 11, 2020.

(2)	In accordance with our Non-Employee Director Compensation Policy, following the Company’s 2019 annual meeting of stockholders (1) Messrs. Bruscha, Hale and Printer were each granted an option to purchase 25,000 shares of our common stock at an exercise price of $3.04 per share, which was equal to the closing price of our common stock on the grant date; and (2) Messrs. Edwards and Folino and Ms. Evashenk were each awarded 10,000 RSUs. Mr. Hale holds the equity awards granted to him by the Company, and any shares of common stock issuable upon vesting and settlement thereof, for the benefit of Hale Capital Partners, LP. Under the policy, Ms. Evashenk also received a grant of 2,630 RSUs in connection with her appointment to the Board on August 1, 2019, vesting in two equal semi-annual installments following the grant date.

(3)	Mr. Bruscha elected not to receive a cash fee for his services on the Board during fiscal 2020. Mr. Bruscha was provided a travel stipend of $8,000.

(4)	Ms. Evashenk was appointed to our Board on August 1, 2019.

(5)	Outstanding Non-Employee Director Equity Awards at 2020 Fiscal Year End

The following table shows the total number of RSUs outstanding, and total number of shares of our common stock subject to outstanding stock options, as of June 30, 2020 for each person who served as a non-employee director during fiscal 2020:

Name	RSUs Outstanding (#)	Option Awards Outstanding (#)
Bernhard Bruscha	–	175,000
Bruce C. Edwards	5,000	25,000
Margaret A. Evashenk	5,000	–
Paul F. Folino	5,000	–
Martin Hale, Jr.	–	85,890
Hoshi Printer	–	100,000

Director Stock Ownership Requirements

The Board has historically encouraged its members to acquire and hold stock in the Company to link the interests of the directors to the stockholders. The Board has adopted stock ownership guidelines for the non-employee directors of the Company. Under the guidelines, our non-employee directors are each expected to own shares of our common stock with a value equal to three times the annual cash retainer for such director. Progress toward the achievement of these ownership guidelines is based on shares purchased in the open market, or acquired through option exercises or vesting of RSUs. The value of the shareholdings is based on the greater of (1) the closing price of a share of our common stock as of the most recent fiscal year end, or (2) the acquisition value of the shares, determined based upon the purchase price for open market purchases and the fair market value of shares on the date of issuance in the case of shares issued upon the exercise of stock options or settlement of RSUs. The guidelines provide that non-employee directors are expected to establish the minimum ownership levels within five years of adoption of the guidelines or within five years of appointment as a new non-employee director of the Company. Neither the Board nor the Compensation Committee has established stock ownership guidelines for members of the Board who are employees of the Company.

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Proposal 1

Election of Directors

Our Board currently consists of six directors. Effective August 28, 2020, Martin Hale, Jr. resigned as a director of the Board, effective immediately. In addition, on August 31, 2020, Bruce C. Edwards notified the Board of his decision to retire from the Board, effective as of the date of the Annual Meeting. Accordingly, the Corporate Governance and Nominating Committee has recommended to the Board, and the Board has approved, the nomination of the following five nominees for election as directors at the Annual Meeting, each to serve a one-year term until the 2021 annual meeting of stockholders and until the director’s successor has been duly elected and qualified, or until the director’s earlier resignation or removal: Paul Pickle, Bernhard Bruscha, Margaret A. Evashenk, Paul F. Folino and Hoshi Printer. Effective as of the date of the Annual Meeting, the size of the Board will be reduced to five directors.

Each of the nominees presently serves as a director and has served continuously as a director since the date indicated in the nominee’s biography below. All nominees have consented to be named and have indicated their intent to serve if elected.

Information About the Director Nominees

The following table sets forth certain information, in each case as of October 1, 2020, concerning the nominees for director:

Name	Age	Director Since	Position With Lantronix
Paul Pickle	50	2019	President, Chief Executive Officer and Director
Bernhard Bruscha	67	2007	Chairman of the Board
Margaret A. Evashenk	54	2019	Director
Paul F. Folino	75	2012	Director
Hoshi Printer	78	2010	Director

The following is a description of the business experience, qualifications, skills and educational background of each of the director nominees, including each nominee’s relevant business experience:

Paul Pickle has served as our President and Chief Executive Officer, and as a member of our Board, since April 2019. Before joining the Company, Mr. Pickle served as President and Chief Operating Officer of Microsemi Corporation, a leading provider of semiconductor and system solutions, from November 2013 until Microsemi was acquired by Microchip Technology Inc. in May 2018. Prior to his position as President and Chief Operating Officer, he served Microsemi as Executive Vice President, leading business operations of the company’s Integrated Circuits group, where he played an integral role in the planning, developing, and execution of Microsemi’s leading edge IC solutions for communications, industrial, aerospace, and defense/security markets.

Mr. Pickle possesses significant experience in our industry and contributes detailed day-to-day knowledge of our Company’s strategy and operations to the Board.

Bernhard Bruscha founded Lantronix in 1989. He has served as Chairman of the Board of the Company from June 1989 to May 2002 and from May 2012 to the present, and has served as a member of our Board continuously since August 2007. Mr. Bruscha is a serial entrepreneur who started his career in the 1970s, as one of three founding partners in a computer networking software company and for more than 20 years has successfully founded, grown and sold or merged several technology and other companies. From May 2002 to April 2015, Mr. Bruscha served as chairman of the Supervisory Board of transtec AG, a computer systems manufacturer and direct computer reseller. Mr. Bruscha is also Managing Director of TL Investment GmbH.

Mr. Bruscha’s extensive business, managerial, executive and leadership experience in the technology industry, including as an active designer of software systems and a founder of several technology distribution and hardware companies, make him a valuable member of the Board.

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Margaret A. Evashenk has served as a member of our Board since August 2019. Ms. Evashenk served from December 2018 as Chief Executive Officer, and from October 2018 as a director, of Kazan Networks, a privately held startup that designs and sells a range of chip and board-level products that facilitate high performance and efficient NVMe over Fabrics technology, until Kazan’s acquisition by Western Digital Corporation in September 2019. In addition, since 2015 she has served as a Member of the Advisory Board of minds.ai., a consulting firm focused on assisting clients to exploit the benefits of artificial intelligence. From April 2015 to June 2018, Ms. Evashenk served as a director of Open-Silicon, a private semiconductor company which was sold to SiFive in June 2018. She was also an Entrepreneur in Residence from October 2017 to August 2018 at SKTA Innopartners and Vonzos Partners, where she mentored portfolio companies and evaluated start-up companies. Between October 2006 and December 2014, Ms. Evashenk held various positions at Emulex Corporation, including SVP and Chief Development Officer, where she was responsible for leading Emulex’s global engineering teams. Prior to joining Emulex, from 1989 to 2006 Ms. Evashenk held a variety of engineering and management positions at Hewlett-Packard, Agilent Technologies and Sierra Logic, Inc., a company she co-founded.

Ms. Evashenk’s 30 years of experience in the technology industry, including multiple roles ranging from design, engineering and operations to managerial and board level positions, enable Ms. Evashenk to provide our Board important insight into the issues faced by our Company and our industry.

Paul F. Folino has served as a member of our Board since 2012. Mr. Folino served in a number of board and executive positions at Emulex from 1993 to May 2015 when Emulex was acquired by Avago Technologies, including as Emulex’s executive chairman of the board of directors from September 2006 to November 2011; as Chief Executive Officer from May 1993 to September 2006; and as chairman of the board of directors from 2002 to 2006 and from November 2011 to July 2013. Prior to joining Emulex, Mr. Folino served as President and Chief Operating Officer of Thomas-Conrad Corporation, a manufacturer of local area networking products from 1991 to 1993. He also serves on the boards of directors of CoreLogic, Inc., a provider of consumer, financial and property information, analytics and services to business and government, where he serves as chairman of the board.

Mr. Folino’s current experience as director of several public companies and his prior experience as an executive in the technology industry provide him with the skills and qualifications to serve on our Board.

 Hoshi Printer has served as a member of our Board since 2010. Mr. Printer’s background includes four decades of relevant general and financial management experience, including serving as chief financial officer for several technology companies, including the following: Autobytel, an online automotive marketplace; Peerless Systems Corporation, an embedded imaging systems company; Neuron Data, a developer of high-end, client-server, object- and web-oriented tools; Soane Technologies, an ophthalmic and bioscience business; and Catalytica, a developer of environmental technology. From 2005 to 2010, Mr. Printer was a chief financial officer consultant. His clients included Private Access, Inc., a technology company, Avamar Technologies, Inc., a provider of enterprise data storage software, and Path 1 Network Technologies, a provider of television over IP technology to broadcasters. Mr. Printer also served as the divisional Vice President of Finance for Xerox Corporation.

Mr. Printer’s financial expertise, exemplified by his background and experience in a number of companies as a senior financial officer, and his broad experience with technology companies make him a valuable asset to the Board and qualify him to serve as an audit committee financial expert and Chair of the Audit Committee.

Required Vote

A director nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election in order to be elected to the Board. In other words, the number of shares voted “FOR” a director nominee must exceed the number of shares voted “AGAINST” that nominee’s election. Abstentions and broker non-votes will not be treated as votes cast and will not be counted in determining the outcome of a director’s election.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE FIVE NOMINEES SET FORTH ABOVE.

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Proposal 2

Ratification of Appointment of Independent Registered Public Accountants

The Audit Committee has appointed Squar Milner LLP (“Squar Milner”) as our independent registered public accounting firm for our fiscal year ending June 30, 2021. Squar Milner was also our independent registered public accounting firm for fiscal 2020 and fiscal 2019. Representatives of Squar Milner are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. Although we are not required to seek stockholder ratification of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm any time during the year if the Audit Committee determines that the change would be in our best interests.

Fees Paid to the Principal Accountants

During fiscal 2020 and fiscal 2019, we retained Squar Milner to provide services in the following categories and amounts:

	Year Ended June 30,
Fee Category	2020	2019
Audit fees	$276,000	$151,500
Audit-related fees	26,500	26,500
Tax fees	89,700	52,100
All other fees	–	–
Total fees	$392,200	$230,100

Audit Fees. Consist of fees billed for (i) professional services rendered for the audit of our consolidated financial statements and review of our quarterly interim consolidated financial statements, (ii) additional reviews of our consolidated financial statements related to our acquisition of Maestro Wireless Solutions Limited in July 2019 and Intrinsyc Technologies Corporation in January 2020, and (iii) other services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” These fees were related to the audits of our 401(k) employee benefit plan and our 2013 Employee Stock Purchase Plan.

Tax Fees. Consist of fees billed for professional services, including tax advice, tax planning and preparation of returns relating to federal, state and international taxes.

All Other Fees. There were no fees billed by our independent registered public accounting firm for other services in fiscal 2020 or 2019.

Pre-Approval of Services

The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. At least annually, the Audit Committee reviews and pre-approves the services that may be provided by our independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. The Audit Committee does not delegate its responsibilities to pre-approve services performed by our independent registered public accounting firm to management. The Audit Committee may delegate, and has delegated, pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. Our Audit Committee pre-approved all audit, audit-related, tax and other services performed by Squar Milner in fiscal 2019 and in fiscal 2020.

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Required Vote

The ratification of the appointment of Squar Milner LLP as our independent registered public accountants for the fiscal year ending June 30, 2021 requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstaining has the same effect as voting against this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF SQUAR MILNER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2021.

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Proposal 3

Advisory Approval of Compensation for Named Executive Officers

At the Annual Meeting, we are providing our stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation paid to our named executive officers, which is described in the section titled “Executive Compensation” in this proxy statement. Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders of the Company hereby approve the compensation paid and payable to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion set forth under the section titled ‘Executive Compensation’ in this proxy statement.”

Our executive compensation program is designed to provide a competitive level of compensation necessary to align the financial interests of our executives with those of our stockholders, to motivate our executives to achieve short-term and long-term corporate goals that the Compensation Committee believes will enhance stockholder value, and to attract and retain talented and experienced executives. In order to align executive pay with both our performance and our stockholders’ interests, a significant portion of compensation paid to our named executive officers is allocated to performance-based, short- and long-term incentive programs, to make executive pay dependent on our performance (or “at risk”), and in the case of equity awards a value dependent on our stock price. In addition, we intend that as an executive officer’s responsibility and ability to affect the financial results of the Company increases, the portion of that executive officer’s total compensation deemed “at risk” should increase.

We urge our stockholders to read the Executive Compensation section of this proxy statement, which more thoroughly discusses how our compensation philosophy is implemented through our compensation policies and procedures. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.

We are requesting stockholder approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement, pursuant to the SEC’s compensation disclosure rules. This vote is an advisory vote only and will not be binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board or the Compensation Committee. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the stockholder vote on this proposal when assessing any potential changes to our compensation philosophy and policies.

The Company’s current policy is to provide our stockholders with an advisory vote on the compensation paid to our named executive officers each year at the annual meeting of stockholders. It is expected that the next advisory vote on the compensation paid to our named executive officers will be held at the 2021 annual meeting of stockholders.

Required Vote

The non-binding, advisory approval of the compensation paid to our named executive officers as disclosed in this proxy statement requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstaining has the same effect as voting against this proposal and broker non-votes will not be counted in determining the outcome of this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” APPROVAL OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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Proposal 4

APPROVAL OF THE LANTRONIX, INC. 2020 PERFORMANCE INCENTIVE PLAN

General

At the Annual Meeting, stockholders will be asked to approve the Lantronix, Inc. 2020 Performance Incentive Plan, which was adopted, subject to stockholder approval, by the Board of Directors on August 31, 2020.

The Company believes that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2020 Plan are an important attraction, retention and motivation tool for participants in the plan.

The Company currently maintains the Lantronix, Inc. Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”). The term of the 2010 Plan expired on September 15, 2020, and no new awards may be granted under that plan. As of September 15, 2020, a total of 2,820,003 shares of the Company’s common stock were then subject to outstanding awards granted under the 2010 Plan, a total of 1,226,982 shares of the Company’s common stock were then subject to outstanding awards granted to certain officers and other employees (including certain grants made pursuant to the Lantronix, Inc. 2010 Inducement Equity Incentive Plan (the “2010 Inducement Plan”)) as an inducement to their commencing employment with the Company (the “Inducement Awards”), and an additional 1,049,047 shares of the Company’s common stock were then available for new award grants under the 2010 Plan. No new awards may be granted pursuant to the 2010 Inducement Plan.

If stockholders approve the 2020 Plan, the 1,049,047 shares of the Company’s common stock that remained available for award grants under the 2010 Plan immediately prior to its expiration on September 15, 2020 will become available for award grants under the 2020 Plan. An additional 2,500,000 shares of the Company’s common stock will also be made available for award grants under the 2020 Plan. In addition, if stockholders approve the 2020 Plan, any shares of common stock subject to outstanding awards under the 2010 Plan that expire, are cancelled, or otherwise terminate after September 15, 2020 will also be available for award grant purposes under the 2020 Plan.

Summary Description of the 2020 Performance Incentive Plan

The principal terms of the 2020 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2020 Plan, which appears as Exhibit A to this Proxy Statement.

Purpose. The purpose of the 2020 Plan is to promote the success of the Company by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration. Our Board of Directors or one or more committees appointed by our Board of Directors will administer the 2020 Plan. Our Board of Directors has delegated general administrative authority for the 2020 Plan to the Compensation Committee. The Board of Directors or a committee thereof (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under the 2020 Plan. (The appropriate acting body, be it the Board of Directors or a committee or other person within its delegated authority is referred to in this proposal as the “Administrator”).

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The Administrator has broad authority under the 2020 Plan, including, without limitation, the authority:

•	to select eligible participants and determine the type(s) of award(s) that they are to receive;
•	to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;
•	to determine any applicable vesting and exercise conditions for awards (including any applicable performance and/or time-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, to determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, to establish the events (if any) on which exercisability or vesting may accelerate (including specified terminations of employment or service or other circumstances), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (subject in the case of options and stock appreciation rights to the maximum term of the award);
•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;
•	subject to the other provisions of the 2020 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;
•	to determine the method of payment of any purchase price for an award or shares of the Company’s common stock delivered under the 2020 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;
•	to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;
•	to approve the form of any award agreements used under the 2020 Plan; and
•	to construe and interpret the 2020 Plan, make rules for the administration of the 2020 Plan, and make all other determinations for the administration of the 2020 Plan.

No Repricing. In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility. Persons eligible to receive awards under the 2020 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. As of September 15, 2020, 248 officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers), and each of our four non-employee directors, were considered eligible under the 2020 Plan. No consultants or advisors engaged by the Company and its subsidiaries were then considered eligible under the 2020 Plan.

Aggregate Share Limit. The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2020 Plan equals the sum of the following (such total number of shares, the “Share Limit”):

•	2,500,000 shares, plus
•	the number of shares available for additional award grant purposes under the 2010 Plan immediately prior to the expiration of the 2010 Plan on September 15, 2020 (which was 1,049,047 shares), plus
•	the number of any shares subject to stock options granted under the 2010 Plan and outstanding as of September 15, 2020 which expire, or for any reason are cancelled or terminated, after that date without being exercised (which, for purposes of clarity, will become available for award grants under the 2020 Plan on a one-for-one basis), plus
•	the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2010 Plan that were outstanding and unvested as of September 15, 2020 which are forfeited, terminated, cancelled, or otherwise reacquired after that date without having become vested.

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As of September 15, 2020, 1,049,047 shares were available for additional award grant purposes under the 2010 Plan, 958,763 shares were subject to stock options then outstanding under the 2010 Plan, and 1,861,240 shares were subject to restricted stock and restricted stock unit awards (including the maximum number of shares subject to performance-based awards) then outstanding under the 2010 Plan. As noted above, no additional awards may be granted under the 2010 Plan.

Additional Share Limit. The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 2,500,000 shares. (For clarity, any shares issued in respect of incentive stock options granted under the 2020 Plan will also count against the overall Share Limit above.)

Share-Limit Counting Rules. The Share Limit of the 2020 Plan is subject to the following rules:

•	Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2020 Plan will not be counted against the Share Limit and will again be available for subsequent awards under the 2020 Plan.
•	Except as described below, to the extent that shares are delivered pursuant to the exercise of a stock appreciation right granted under the 2020 Plan, the number of underlying shares which are actually issued in payment of the award shall be counted against the Share Limit. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 15,000 shares shall be charged against the Share Limit with respect to such exercise.)
•	Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of any award granted under the 2020 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be counted against the Share Limit and will again be available for subsequent awards under the 2020 Plan.
•	In addition, shares that are exchanged by a participant or withheld by the Company after the September 15, 2020 as full or partial payment in connection with any award granted under the 2010 Plan, as well as any shares exchanged by a participant or withheld by the Company after September 15, 2020 to satisfy the tax withholding obligations related to any award granted under the 2010 Plan, shall be available for new awards under the 2020 Plan.
•	To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the Share Limit and will again be available for subsequent awards under the 2020 Plan.
•	In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit.)

In addition, the 2020 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2020 Plan. The Company may not increase the applicable share limits of the 2020 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards. The 2020 Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards. The 2020 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.

A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2020 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2020 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

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A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

The other types of awards that may be granted under the 2020 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.

Any awards under the 2020 Plan (including awards of stock options and stock appreciation rights) may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.

Dividend Equivalents; Deferrals.  The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that awards under the 2020 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of Common Stock.

Assumption and Termination of Awards. If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its common stock), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Company, awards then-outstanding under the 2020 Plan will not automatically become fully vested pursuant to the provisions of the 2020 Plan so long as such awards are assumed, substituted for or otherwise continued. However, if awards then-outstanding under the 2020 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested (with any performance goals applicable to the award being deemed met at the “target” performance level), subject to any exceptions that the Administrator may provide for in an applicable award agreement. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2020 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder’s employment. For the treatment of outstanding equity awards held by the named executive officers in connection with a termination of employment and/or a change in control of the Company, please see the “Severance and Change in Control Arrangements with Named Executive Officers” section below in this Proxy Statement.

Transfer Restrictions. Subject to certain exceptions contained in Section 5.6 of the 2020 Plan, awards under the 2020 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2020 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

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No Limit on Other Authority. The 2020 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Termination of or Changes to the 2020 Plan. The Board of Directors may amend or terminate the 2020 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Board of Directors. Unless terminated earlier by the Board of Directors and subject to any extension that may be approved by stockholders, the authority to grant new awards under the 2020 Plan will terminate on August 30, 2030. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

U.S. Federal Income Tax Consequences of Awards under the 2020 Plan

The U.S. federal income tax consequences of the 2020 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2020 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2020 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2020 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, under Section 162(m) of the Code, the aggregate compensation in excess of $1,000,000 payable to current or former Named Executive Officers (including amounts attributable to equity-based and other incentive awards) may not be deductible by the Company in certain circumstances.

Specific Benefits under the 2020 Performance Incentive Plan

The Company has not approved any awards that are conditioned upon stockholder approval of the 2020 Plan. The Company is not currently considering any other specific award grants under the 2020 Plan, other than the annual grants of equity awards to our non-employee directors described in the following paragraph. If the 2020 Plan had been in existence in fiscal 2020, the Company expects that its award grants for fiscal 2020 would not have been substantially different from those actually made in that year under the 2010 Plan or as Inducement Awards. For information regarding stock-based awards granted to the Company’s named executive officers during fiscal 2020, see the material under the heading “Executive Compensation” below.

As described under “Compensation of Non-Employee Directors” above, our Non-Employee Director Compensation Policy provides for each non-employee director to receive an annual award of either 25,000 non-qualified stock options or 10,000 restricted stock units, as elected by the non-employee director each year. Assuming, for illustrative purposes only, that each of our four non-employee directors elected to receive stock options each year over the 10-year term of the 2020 Plan, the number of shares that would be allocated to the non-employee directors as a group would be 1,000,000 shares. If, on the other hand, each of the non-employee directors elected to receive a restricted stock unit award each year over the 10-year term of the 2020 Plan, the number of shares that would be allocated to the non-employee directors as a group would be 400,000 shares. These calculations also assume that there are no new eligible directors, there continue to be four eligible non-employee directors seated, and there are no changes to the awards granted under the director equity grant program.

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The following paragraphs include additional information to help you assess the potential dilutive impact of the Company’s equity awards and the 2020 Plan. In addition to awards granted under the 2010 Plan and the Inducement Awards noted above, the Company also maintains the 2013 Employee Stock Purchase Plan (the “ESPP”). The ESPP generally provides for broad-based participation by employees of the Company (and certain of its subsidiaries) and affords employees who elect to participate an opportunity to purchase shares of the Company’s common stock at a discount. Certain information regarding the number of shares of Company common stock available for issuance under the ESPP is included under the heading “Equity Compensation Plan Information” above. The discussion that follows in this “Specific Benefits” section does not include any shares that have been purchased under, may be purchased in the current purchase period under, or that remain available for issuance or delivery under the ESPP.

“Overhang” refers to the number of shares of the Company’s common stock that are subject to outstanding awards or remain available for new award grants. The following table shows the total number of shares of the Company’s common stock that were subject to outstanding restricted stock and restricted stock unit awards granted under the 2010 Plan, that were subject to outstanding stock options granted under the 2010 Plan, and that were then available for new award grants under the 2010 Plan as of June 30, 2020 and as of September 15, 2020. (In this 2020 Plan proposal, the number of shares of the Company’s common stock subject to restricted stock and restricted stock unit awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of the Company’s common stock covered by those awards. For awards subject to performance-based vesting requirements, the number of shares presented is based on the maximum level of performance.)

	As of June 30, 2020	As of September 15, 2020
Shares subject to outstanding restricted stock and restricted stock unit awards (excluding performance-based vesting awards)	733,654	690,840
Shares subject to outstanding performance-based vesting restricted stock and restricted stock unit awards	1,170,400	1,170,400
Shares subject to outstanding stock options	1,177,961	958,763
Shares available for new award grants	1,372,719	1,049,047

As of June 30, 2020, a total of 4,354,042 shares of the Company’s common stock were subject to all outstanding awards granted under the Company’s equity compensation plans (including the shares then subject to outstanding awards under the 2010 Plan and the Inducement Awards, as well as outstanding awards assumed by the Company in connection with acquisitions, but exclusive of shares that employees may purchase under the ESPP), of which 1,128,654 shares were then subject to outstanding restricted stock and restricted stock unit awards (excluding performance-based vesting awards), 1,170,400 shares were then subject to outstanding performance-based vesting restricted stock and restricted stock unit awards, and 2,054,988 shares were then subject to outstanding stock options. As of September 15, 2020, a total of 4,046,985 shares of the Company’s common stock were subject to all outstanding awards granted under the Company’s equity compensation plans (including the shares then subject to outstanding awards under the 2010 Plan and the Inducement Awards, as well as outstanding awards assumed by the Company in connection with acquisitions, but exclusive of shares that employees may purchase under the ESPP), of which 1,055,528 shares were then subject to outstanding restricted stock and restricted stock unit awards (excluding performance-based vesting awards), 1,170,400 shares were then subject to outstanding performance-based vesting restricted stock and restricted stock unit awards, and 1,821,057 shares were then subject to outstanding stock options.

The weighted-average number of shares of the Company’s common stock issued and outstanding in each of the last three fiscal years was 19,158,000 shares issued and outstanding in fiscal 2018; 21,580,000 shares issued and outstanding in fiscal 2019; and 25,281,000 shares issued and outstanding in fiscal 2020. The number of shares of the Company’s common stock issued and outstanding as of June 30, 2020 and September 15, 2020 was 28,231,054 and 28,583,598 shares, respectively.

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“Burn rate” refers to the number of shares that are subject to awards that we grant over a particular period of time. The total number of shares of the Company’s common stock subject to awards that the Company granted under the 2010 Plan and the Inducement Awards in each of the last three fiscal years, and to date (as of September 15, 2020) for fiscal 2021, are as follows:

•	990,300 shares in fiscal 2018 (which was 5.2% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal 2018), of which 40,000 shares were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards), 0 shares were subject to performance-based vesting restricted stock and restricted stock unit awards, and 950,300 shares were subject to stock options;
•	667,800 shares in fiscal 2019 (which was 3.0% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal 2019), of which 576,300 shares were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards), 0 shares were subject to performance-based vesting restricted stock and restricted stock unit awards, and 91,500 shares were subject to stock options;
•	2,362,580 shares in fiscal 2020 (which was 8.4% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal 2020), of which 449,830 shares were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards), 1,828,750 shares were subject to performance-based vesting restricted stock and restricted stock unit awards, and 84,000 shares were subject to stock options; and
•	234,000 shares in fiscal 2021 through September 15, 2020 (which was 0.8% of the number of shares of the Company’s common stock issued and outstanding on September 15, 2020), of which 234,000 shares were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards), 0 shares were subject to performance-based vesting restricted stock and restricted stock unit awards, and 0 shares were subject to stock options.

Thus, the total number of shares of the Company’s common stock subject to awards granted under the 2010 Plan and the Inducement Awards per year over the last three fiscal years (fiscal 2018, 2019 and 2020) has been, on average, 5.5% of the weighted-average number of shares of the Company’s common stock issued and outstanding for the corresponding year, and this percentage is consistent with the Company’s fiscal 2021 awards under the 2010 Plan and the Inducement Awards through September 15, 2020, 2020 (which, as noted above, cover 0.8% of the number of shares of the Company’s common stock issued and outstanding shares on September 15, 2020). Performance-based vesting awards have been included above in the year in which the award was granted. The actual number of performance-based vesting restricted stock and restricted stock unit awards that became eligible to vest each year because the applicable performance-based condition was satisfied in that year (subject to the satisfaction of any applicable time-based vesting requirements) was as follows: 0 in fiscal 2018, 0 in fiscal 2019, 201,273 in fiscal 2020, and 0 to date (as of September 15, 2020) in fiscal 2021.

The total number of shares of our common stock that were subject to awards granted under the 2010 Plan that terminated or expired, and thus became available for new award grants under the 2010 Plan, in each of the last three fiscal years, and to date (as of September 15, 2020) in fiscal 2021, are as follows: 324,355 in fiscal 2018, 692,586 in fiscal 2019, 242,420 in fiscal 2020, and 142,224 in fiscal 2021. Shares subject to 2010 Plan awards that terminated or expired and became available for new award grants under the 2010 Plan have been included when information is presented in this 2020 Plan proposal on the number of shares available for new award grants under the 2010 Plan.

The Compensation Committee anticipates that the 2,500,000 additional shares requested for the 2020 Plan (together with the shares available for new award grants under the 2010 Plan immediately prior to its expiration on September 15, 2020 and assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards) will provide the Company with flexibility to continue to grant equity awards under the 2020 Plan through approximately the end of fiscal 2023 (reserving sufficient shares to cover potential payment of performance-based awards at maximum payment levels). However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of the Company’s common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards the Company grants, and how the Company chooses to balance total compensation between cash and equity-based awards.

The closing market price for a share of the Company’s common stock as of September 15, 2020 was $4.46 per share.

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Equity Compensation Plan Information

For more information on the Company’s equity compensation plans, see the material under the heading “Equity Compensation Plan Information” above.

Required Vote

The approval of the 2020 Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstaining has the same effect as voting against this proposal and broker non-votes will not be counted in determining the outcome of this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE LANTRONIX, INC. 2020 PERFORMANCE INCENTIVE PLAN.

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Executive Compensation

The following section describes the material elements of compensation paid to our “named executive officers” and should be read together with the compensation tables and related disclosures set forth below. In general, our named executive officers consist of all individuals who served as our principal executive officer during the fiscal year and our two other most highly compensated individuals serving as executive officers on the last day of the fiscal year. Individuals who served as executive officers during the fiscal year but are no longer serving as executive officers at the end of the fiscal year may also need to be included as named executive officers in certain circumstances.

For fiscal 2020, our named executive officers were: Paul Pickle, our President and Chief Executive Officer; Jeremy R. Whitaker, our Chief Financial Officer; Roger Holliday, our Vice President of Worldwide Sales who joined the Company in January 2020; and Kevin Yoder, our former Vice President of Worldwide Sales who retired as an officer of the Company effective January 31, 2020.

Compensation Philosophy and Objectives of the Compensation Program

Our executive compensation program is based on principles designed to:

•	align financial interests of executives and stockholders;

•	pay for performance; and

•	attract, motivate and retain top executive talent.

The Compensation Committee’s decisions on target compensation for specific individuals are also influenced by a variety of factors, including title and level of responsibility, Company and individual performance, peer group data, prior compensation and general business conditions.

Role of the Compensation Committee

Our Compensation Committee was appointed by the Board and consists entirely of directors who our Board has determined are independent directors under the Nasdaq listing standards and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Our Compensation Committee is responsible for, among other things:

•	reviewing and approving our compensation philosophy;

•	reviewing all executive compensation plans and structures, including that of our executive officers and other members of senior management;

•	reviewing the risks arising from our compensation policies;

•	approving the individual compensation paid to our executive officers and other members of senior management, including our named executive officers;

•	administering our equity incentive plans;

•	approving annual cash incentive program performance metrics as well as payouts thereunder; and

•	reviewing other executive benefit plans, including perquisites.

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Our Compensation Committee also analyzes the alignment of our overall executive compensation package with our compensation philosophy and objectives.

How Compensation Decisions Are Made

The Compensation Committee annually determines the compensation levels for our executive officers by considering several factors, including competitive market data, each executive officer’s roles and responsibilities, how the executive officer is performing those responsibilities and our financial performance.

The Compensation Committee makes all decisions for the total direct compensation – that is, base salary, cash incentive awards under our incentive bonus plan and stock-based awards – of our executive officers and other members of our senior management, including the named executive officers.

At the request of the Compensation Committee, our Chief Executive Officer and other officers may attend meetings of the Compensation Committee or meetings of our Board at which executive compensation is discussed. The Compensation Committee considers the recommendations from our Chief Executive Officer with respect to executive compensation. In making recommendations, our Chief Executive Officer receives input from our Chief Financial Officer and our Vice President, Human Resources, Legal and Business Affairs. While our Chief Executive Officer discusses his recommendations with the Compensation Committee, he does not participate in deliberation or determination with respect to his own compensation.

The Compensation Committee may also engage independent compensation consultants to assist the Compensation Committee in its duties, including providing advice regarding industry trends and benchmarking information relating to the form and amount of compensation provided to executives by companies with which we compete for executive talent and other similarly situated companies.

When considering a proposed compensation package for an executive officer, the Compensation Committee considers both the compensation package as a whole and each element of total compensation. For example, before determining officer compensation, the Compensation Committee reviews, for each executive, each element of compensation paid in the prior fiscal year, including base salary, incentive bonus, and the value of equity awards, information regarding equity awards made in prior periods, and competitive market data. The Compensation Committee uses this information to assess the overall effect and longterm implications of compensation decisions, rather than viewing individual decisions in isolation.

2019 Say-On-Pay Vote

At our 2019 annual meeting of stockholders, our stockholders approved, on a non-binding, advisory basis, the compensation paid to our named executive officers described in our 2019 proxy statement. Approximately 88.7% of the votes cast on the matter were voted in favor of this “say-on-pay” approval. The Board and the Compensation Committee considered the voting results and high level of stockholder support when establishing our executive compensation programs for fiscal 2020.

Independent Compensation Consultants

The Compensation Committee has the authority to retain independent advisors to assist it in the compensation-setting process and receive funding to engage such advisors. The Chair of the Compensation Committee, in consultation with other Compensation Committee members, defines the scope of any advisor’s engagement and related responsibilities.

The Compensation Committee engaged Compensation Strategies, Inc. (“Compensation Strategies”) in fiscal 2020 to assist in a review of the executive compensation practices at a peer group of companies. The compensation consultants from Compensation Strategies have no other direct or indirect business relationships with us. The Compensation Committee has assessed the independence of Compensation Strategies and concluded that its engagement of Compensation Strategies does not raise any conflict of interest with the Company or any of its directors or executive officers.

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Components of Executive Compensation

Our Compensation Committee utilizes three main components for executive officer compensation: base salary, a cash incentive bonus, and long-term equity-based awards. Our compensation program is designed to balance our need to provide our executive officers with incentives to achieve our short- and long-term performance goals with the need to pay competitive base salaries.

There is no pre-established policy for allocating between cash and non-cash or short-term and long-term compensation. In determining the allocation each year among base salary, annual cash incentive bonus, and long-term equity-based awards, the Compensation Committee considers our short-term and long-term business objectives, competitive trends within our industry, and each named executive officer’s current and prior compensation.

An important guiding principle for our executive compensation program is our belief that it benefits our stockholders for executive management’s compensation to be tied to our short-term and long-term performance, so that a significant portion of each executive officer’s compensation is tied to the achievement of our goals and objectives. As a result, “at risk” compensation makes up a significant portion of our executives’ compensation.

Base Salaries

Base salaries for our executive officers are set with regard to a number of factors, including the executive’s title and responsibilities within the Company, the executive’s performance in recent periods, the executive’s potential for continued development within the organization, an assessment of peer group data, and internal parity with other executives. The base salary levels for each executive officer, and any increases or decreases to those levels, are reviewed and approved each year by the Compensation Committee.

The fiscal 2020 base salaries for the named executive officers (other than Mr. Yoder) are shown in the following table:

Name	Fiscal 2020 Base Salary
Paul Pickle	$400,000
Jeremy R. Whitaker	$255,000
Roger Holliday	$250,000

Annual Cash Incentive Program

Our Compensation Committee believes that annual performance-based cash bonuses play an important role in providing incentives to our executive officers to achieve annual performance goals. To that end, we have established an annual cash bonus program (the “Bonus Program”) in order to align executives’ goals with our financial, strategic and tactical objectives for the current year.

Selected employees, including all of our named executive officers, are eligible to participate in the Bonus Program. Each participant in the Bonus Program is assigned a target annual cash bonus, generally expressed as a percentage of the participant’s base salary, the payment of which is conditioned on the achievement of certain performance goals and objectives established by the Compensation Committee. Bonuses paid under the Bonus Program, if any, are based upon achievement of performance goals for two independent semi-annual performance periods, corresponding with the first and second half of the fiscal year, respectively (each, a “Performance Period”).

The Compensation Committee generally sets the semi-annual corporate performance goals at “target” levels the Compensation Committee believes are challenging, but reasonable, for management to achieve, with reduced or increased bonus opportunities for performance below or above, as the case may be, the targeted level.

At the end of each Performance Period, the Compensation Committee determines the level of Company achievement with respect to the specified goals. The Compensation Committee retains discretion to make appropriate adjustments to the performance goals for the effects of events that were not anticipated in establishing the performance goals, to exclude one-time or non-recurring expenses in calculating achievement of performance goals, and to make other adjustments to the bonuses that otherwise would be payable based on actual performance. Final bonus levels are then based on those determinations.

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Under the Bonus Program, the maximum aggregate amount of bonuses that all participants will be eligible to receive during a Performance Period (the “Bonus Pool”) is limited to a percentage of our earnings before interest, taxes, depreciation, amortization, and share-based compensation excluding (1) the impact of non-recurring charges or gains, consistent with the approach used for reporting “Non-GAAP Net Income” in our quarterly earnings releases, and (2) the total amount of bonus payments earned under the Bonus Program for the Performance Period (“Adjusted EBITDAS”). If the Bonus Pool during a Performance Period is insufficient to fully fund the bonuses earned during the Performance Period, each participant’s bonus is ratably reduced. Actual bonuses are generally paid to the executives in the quarter following the completion of a Performance Period.

For fiscal 2020, the Compensation Committee determined that annual bonuses would be based on achievement of specified levels of revenue and Adjusted EBITDAS for the applicable Performance Periods. The Compensation Committee believes revenue and Adjusted EBITDAS to be good indicators of our success, given the market in which we compete. In addition, they are metrics that management can calculate and communicate to employees throughout the applicable Performance Period. The goals were weighted 60% towards the revenue goal and 40% towards the Adjusted EBITDAS goal. However, no bonuses would be payable under the Bonus Program for fiscal 2020 for a Performance Period if a threshold level of Adjusted EBITDAS for that Performance Period were not achieved.

The revenue and Adjusted EBITDAS goals apply to all participants, including each of the named executive officers.

Under the Bonus Program for fiscal 2020, payouts based upon revenue and Adjusted EBITDAS performance could range from zero to 200% of target depending on the level of our performance. For fiscal 2020, the Bonus Pool was funded by 50% of the Company’s Adjusted EBITDAS during the applicable Performance Period. For fiscal 2020, bonus targets for all participants were weighted 50% towards the first half of the fiscal year and 50% towards the second half of the fiscal year.

At the end of each Performance Period for fiscal 2020, the Compensation Committee determined that the threshold level of Adjusted EBITDAS established for the applicable period had not been achieved. Accordingly, no bonuses were paid to the named executive officers under the Bonus Program for fiscal 2020, except that Mr. Pickle received a guaranteed bonus of $120,000 for fiscal 2020 pursuant to his offer letter with the Company.

The table below shows the target bonus, incentive mix, and maximum payout for each of the named executive officers under the Bonus Program for fiscal 2020.

		Target Bonus		Incentive Mix		Maximum Payout
Name	Fiscal 2020 Base Salary (1)	% of Salary	Dollars	Revenue	Adjusted EBITDAS	% of Salary	Dollars	Fiscal 2020 Bonus Earned (2)
Paul Pickle	$400,000	85%	$340,000	60%	40%	170%	$680,000	$120,000
Jeremy R. Whitaker	$255,000	55%	$140,250	60%	40%	110%	$280,500	$–
Roger Holliday(3)	$125,000	40%	$50,000	60%	40%	80%	$100,000	$–
Kevin Yoder(4)	$127,500	40%	$51,000	60%	40%	80%	$102,000	$–

(1)	Reflects base salaries effective September 23, 2019 (or, in Mr. Holliday’s case, his base salary established when he commenced employment with us in January 2020). The base salaries for Mr. Holliday and Mr. Yoder are each pro-rated to reflect that they participated in the Bonus Program for only one of the two Performance Periods.

(2)	As noted above, no bonuses were paid to the named executive officers for fiscal 2020 under the Bonus Program. However, Mr. Pickle’s offer letter provided that he would receive a minimum bonus of $120,000 for the first half of fiscal 2020.

(3)	Mr. Holliday was a participant in the second Performance Period for fiscal 2020 only because he joined the Company in January 2020.

(4)	Mr. Yoder was a participant in the first Performance Period for fiscal 2020 only as he retired as an officer of the Company on January 31, 2020.

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Equity Awards

We believe that providing a significant portion of our executive officers’ total compensation opportunity in equity awards aligns the incentives of our executives with the interests of our stockholders and with our long-term success. By compensating our executives with our equity, executives receive a stake in our financial future and the values realized in the long term depend on the executives’ ability to drive our financial performance. Equity incentive awards are also a useful vehicle for attracting and retaining executive talent in a competitive market.

Our Compensation Committee administers our equity incentive plans and establishes the rules for all awards granted thereunder, including grant guidelines, vesting schedules, and other provisions. We have typically used two forms of equity for long-term equity incentive compensation for our executive officers: time-vesting stock options and time-vesting RSUs. The Compensation Committee annually evaluates its equity compensation program to determine whether to issue either RSUs, stock options, a combination thereof, or other types of equity awards.

Stock options are granted with an exercise price equal to the closing price of our common stock on Nasdaq Stock Market on the date of grant (or as of the most recent trading day if the grant date is not a trading day). Stock options generally have a seven-year contractual term. Options and RSUs granted to employees, including our named executive officers, typically vest over four years.

In October 2019, the Compensation Committee approved an award of performance stock units (“PSUs”) to each of the named executive officers then employed with us, with the target number of shares subject to these awards as follows: Mr. Pickle - 500,000 PSUs, Mr. Whitaker - 75,000 PSUs, and Mr. Yoder - 60,000 PSUs. The vesting of each award is subject to the Company’s performance over each of fiscal 2020, fiscal 2021 and fiscal 2022, with one-third of the target number of units for the award allocated to each performance period. The percentage of the target number of PSUs that vest for each performance period will be determined 60% based on the Company’s revenue for the applicable period and 40% based on the Company’s non-GAAP earnings per share for the performance period. The vesting percentage for each performance period may also be increased or decreased based on the Company’s total shareholder return (“TSR”) for the performance period relative to the TSRs for the companies in the Russell Microcap Index for that period. In no event will an award vest more than 175% of the target number of PSUs subject to the award.

On February 4, 2020, the Compensation Committee approved awards of 50,000 RSUs and 100,000 stock options to Mr. Holliday in connection with his commencement of employment to induce him to join the Company, provide long-term retention incentives, and further align his interests with those of our stockholders. The RSU award vests as to 25% of the RSUs subject to the award on March 1, 2021, and the remaining RSUs subject to the award will vest ratably each quarter thereafter for a period of 12 quarters. The stock option award vests with respect to 25% of the shares subject to the award on February 4, 2021 and with respect to the remaining 75% of the shares subject to the award in equal monthly installments over the next 36 months thereafter.

The Compensation Committee also approved an award to Mr. Holliday with a target number of 70,000 PSUs on February 4, 2020 that are subject to the same performance-based and time-based vesting requirements as the PSUs granted to the other named executive officers in October 2019 as described above, except that since Mr. Holliday commenced employment during fiscal 2020, 16 percent of the target number of PSUs were allocated to fiscal 2020 and 42 percent of the target number of PSUs were allocated to each of fiscal 2021 and fiscal 2022.

The Compensation Committee has delegated authority to our Chief Executive Officer to grant options and/or RSUs to selected newly-hired employees, other than executive officers and employees directly reporting to the Chief Executive Officer, within certain parameters established by the Compensation Committee. Management reports these new-hire award grants to the Compensation Committee.

Sales Compensation Program

Mr. Yoder, our former Vice President of Worldwide Sales, along with certain other employees, participated in our Sales Compensation Program, which provides an opportunity to earn a cash incentive payment upon achievement of sales objectives approved by management. Mr. Holliday, our current Vice President of Worldwide Sales, does not participate in our Sales Compensation Program. Under the Sales Compensation Program, for each half of the fiscal year, management establishes sales objectives for participants, by region, which serve as the basis for determining the amount of cash incentives to be paid to the participants under the program. After the end of each six-month period, management reviews an individual’s performance with respect to his or her individual sales objectives and determines the amount of cash incentives to be paid under the program to the participant. For fiscal 2020, such objectives were measured for Mr. Yoder with respect to the “global” territory. Mr. Yoder’s annual sales incentive compensation target was equal to 30% of his base salary, or $76,500. In fiscal 2020, prior to his retirement as an officer of the Company on January 31, 2020, Mr. Yoder earned $5,924 in total sales incentive compensation under the Sales Compensation Program.

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Benefits

All of our executive officers are eligible to participate in our benefits programs offered to our employees generally, which include medical, dental and vision plans, our 2013 Employee Stock Purchase Plan, a 401(k) plan, tuition reimbursement, life insurance and short and long-term disability coverage. In designing our employee benefits program, we seek to provide an overall level of benefits that is competitive with that offered by similarly situated companies in the markets in which we operate based upon our general understanding of industry practices.

The Company makes matching contributions under the 401(k) plan to each plan participant, including our executive officers, in an amount equal to 25% of the first 6% of salary deferred by the participant.

The Company has an executive physical program, under which Messrs. Pickle and Whitaker were eligible to be reimbursed up to $2,500 for the costs of an annual executive physical examination. With the exception of this annual executive physical program, it is our policy to not extend significant perquisites to executives that are not broadly available to our other employees.

Clawback Policy

Our Compensation Committee has adopted an executive compensation recovery policy regarding the adjustment or recovery of incentive awards or payments made to current or former executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Under the policy, we have the right to recover excess compensation received by a named executive officer based on erroneous data to the extent that there has been fraud or misconduct by that executive officer which significantly contributed to the restatement of financial results.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally prohibits a publicly-held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the Compensation Committee under a plan approved by our stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit.

The Compensation Committee notes this deductibility limitation as one of the factors in its consideration of compensation matters. However, the Compensation Committee generally has the flexibility to take any compensation-related actions that it determines are in the Company’s and its stockholders’ best interest, including designing and awarding compensation for our executive officers that is not fully deductible for tax purposes.

Risk Management Considerations

Our Compensation Committee structures our executive compensation programs so as to appropriately reward executives for operating performance and growth without undue risk-taking and oversees, among other things, the assessment and management of risks related to the Company’s compensation plans and policies. The Compensation Committee has evaluated our compensation policies and programs and believes that our compensation policies and practices provide appropriate incentives and controls and are not reasonably likely to have a material adverse effect on the Company.

Executive Stock Ownership Requirements

The Board has historically encouraged members of senior management to acquire and hold stock in the Company to link the interests of the executives to the stockholders. However, neither the Board nor the Compensation Committee has established formal stock ownership guidelines for the executive officers of the Company.

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Fiscal 2020 Summary Compensation Table

The following table sets forth, for the fiscal years indicated, the compensation paid to our named executive officers:

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(3)	Total ($)
Paul Pickle (4)	2020	400,000	120,000	(5)	946,769	–	–		6,508	1,473,277
President & CEO	2019	92,308	–		887,500	1,129,750	–		692	2,110,250

Jeremy R. Whitaker	2020	253,654	–		142,015	–	–		3,180	398,849
CFO	2019	250,000	–		239,400	–	70,537	(6)	4,027	563,964

Roger Holliday (7)	2020	100,962	–		314,500	211,070	–		1,154	627,685
Vice President of Worldwide Sales

Kevin Yoder(8)	2020	255,000	–		113,612	–	5,924	(9)	48,933	423,469
Former Vice President of Worldwide Sales	2019	255,000	–		266,000	–	120,039	(9)	4,093	645,132

__________________

(1)	The dollar value of stock and option awards shown represents the grant date fair value determined in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions used in the calculations, see Note 7 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Form 10-K, which was filed with the SEC on September 11, 2020. The material terms of these awards are described in the “Equity Awards” section of this proxy statement above.

(2)	A portion of the amounts reported in the “Stock Awards” column for each named executive officer for fiscal 2020 reflects the grant-date fair value of performance stock units granted to the executives during that fiscal year assuming the target level of performance conditions was achieved. These amounts were based on the probable outcome (as of the grant date) of the performance-based conditions applicable to the awards, as determined under generally accepted accounting principles. The following table presents the aggregate grant-date fair value of these performance-based awards granted in fiscal year 2020 included in the “Stock Awards” column for that year and the aggregate grant-date fair value of these awards assuming that the highest level of performance conditions was achieved.

Aggregate Grant Date Fair Value of Performance Awards (Fiscal 2020)
Name	Based on Probable Outcome as of the Grant Date ($)	Based on Maximum Performance ($)
Paul Pickle	946,769	3,106,250
Jeremy R. Whitaker	142,015	465,938
Roger Holliday	125,000	372,750
Kevin Yoder	113,612	467,950

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(3)	The amounts reported for fiscal 2020 in this column include: for Mr. Pickle, 401(k) employer matching contributions of $6,508; for Mr. Whitaker, 401(k) employer matching contributions of $3,180; for Mr. Holliday, 401(k) employer matching contributions of $1,154; and for Mr. Yoder, 401(k) employer matching contributions of $2,301. The amount for Mr. Yoder also includes a severance payment of $46,632 pursuant to his separation agreement with the Company described below under “Severance and Change in Control Arrangements with Named Executive Officers.”

(4)	Mr. Pickle’s employment with the Company commenced on April 22, 2019.

(5)	Pursuant to his offer letter, Mr. Pickle was guaranteed a minimum bonus of $120,000 for the first half of fiscal 2020.

(6)	The amount shown represents a cash bonus payment earned for fiscal 2019 performance under our Bonus Program, as described in the “Annual Cash Incentive Program” section of this proxy statement above.

(7)	Mr. Holliday’s employment with the Company commenced on January 20, 2020.

(8)	Mr. Yoder retired as an officer of the Company on January 31, 2020 and remained employed with the Company through July 31, 2020 to provide transition services.

(9)	For fiscal 2020, the amount shown represents cash incentive payments earned for fiscal 2020 performance under our Sales Compensation Program, as described in the “Sales Compensation Program” section of this proxy statement above. For fiscal 2019, the amount shown represents (1) $50,516 of cash bonus payments earned for fiscal 2019 performance under our Bonus Program, as described in the “Annual Cash Incentive Program” section of this proxy statement above, and (2) $69,523 of cash incentive payments earned for fiscal 2019 performance under our Sales Compensation Program.

Description of Employment Agreements — Cash Compensation

We have entered into offer letters with each of our named executive officers. The salary and bonus terms of each agreement are briefly described below. Provisions of these agreements relating to outstanding equity incentive awards, if any, and post-termination of employment benefits are discussed under the applicable sections of this proxy statement.

Paul Pickle. On March 23, 2019, we entered into an offer letter with Mr. Pickle. The agreement is for no specific term and provides Mr. Pickle is employed at-will. The agreement provides for an annual base salary of $400,000, subject to annual review. The agreement also provides that Mr. Pickle will be entitled to participate in the Company’s annual bonus plan with a target bonus opportunity of at least 85% of his base salary, with the actual amount of the bonus to be determined based on actual performance for the year. For the first half of fiscal 2020, Mr. Pickle was entitled to a guaranteed bonus of $120,000 that was payable one-half by July 15, 2019 and one-half by September 15, 2019. In addition, the agreement provides that Mr. Pickle will be entitled to participate in the employee health and welfare and other fringe benefit plans and programs generally available to the Company’s employees.

Jeremy R. Whitaker. On September 8, 2011, we entered into an offer letter with Mr. Whitaker, which was amended on November 13, 2012 and August 31, 2016. The agreement is for no specific term and provides Mr. Whitaker is employed at-will. The agreement provides for an annual base salary of $210,000, subject to annual review, which was later increased to $250,000. The agreement also provides that Mr. Whitaker will be entitled to participate in the Company’s annual bonus plan with a target bonus opportunity of at least 35% of his base salary, which was later increased to 55% of his base salary, with the actual amount of the bonus to be determined based on actual performance for the year. In addition, the agreement provides that Mr. Whitaker will be entitled to participate in the employee health and welfare and other fringe benefit plans and programs generally available to the Company’s employees.

Roger Holliday. We entered into an offer letter with Mr. Holliday dated January 4, 2020. The agreement is for no specific term and provides Mr. Holliday is employed at-will. The agreement provides for an annual base salary of $250,000, subject to annual review. The agreement also provides that Mr. Holliday will be entitled to participate in the Company’s annual bonus plan with a target bonus opportunity of at least 40% of his base salary, with the actual amount of the bonus to be determined based on actual performance for the year. In addition, the agreement provides that Mr. Holliday will be entitled to participate in the employee health and welfare and other fringe benefit plans and programs generally available to the Company’s employees.

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Outstanding Equity Awards at 2020 Fiscal Year End

The following table provides information concerning outstanding equity awards held by our named executive officers as of June 30, 2020.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Paul Pickle	4/22/2019	258,333	241,667	(2)	4.04	4/22/2026	5/1/2019	187,500	(3)	695,625	–		–
	–	–	–		––	–	10/18/2019	106,089	(4)	393,590	333,333	(5)	1,236,667

Jeremy R. Whitaker	8/29/2017	35,417	14,583	(6)	2.16	8/29/2024	8/31/2018	25,313	(7)	93,909	–		–
	9/14/2016	46,875	3,125	(8)	1.37	9/14/2023	9/14/2016	1,250	(9)	4,638	–		–
	9/1/2015	40,000	–		1.35	9/1/2022	10/18/2019	15,913	(4)	59,037	50,000	(5)	185,500
	8/26/2014	50,000	–		1.87	8/26/2021	–	–		–	–		–

Roger Holliday	2/4/2020	–	100,000	(10)	3.79	2/4/2027	2/4/2020	50,000	(11)	185,500	–		–
	–	–	–		–	–	2/1/2020	7,130	(4)	26,452	58,800	(5)	218,148

Kevin Yoder	8/29/2017	5,315	24,792	(12)	2.16	8/29/2024	–	–		–	–		–
	4/1/2016	2,750	6,250	(13)	0.86	4/1/2023	–	–		–	–		–

_____________________

(1)	In accordance with applicable SEC regulations, the market value of the shares in each of these columns has been determined based on the closing price of our common stock on June 30, 2020, the last trading day of fiscal 2020, which was $3.71.

(2)	The option vests according to the following schedule: 50% of the shares subject to the option vest on the first anniversary of the grant date, 20% of the shares subject to the option vest ratably each month thereafter for a period of 24 months, and 30% of the shares subject to the option vest ratably each month thereafter for a period of 12 months, such that 100% of the shares subject to this option will be fully vested as of the fourth anniversary of the grant date.

(3)	The RSUs vest according to the following schedule: 25% of the RSUs vest on June 1, 2020, with the remaining RSUs vesting ratably at the beginning of each of the 12 quarters thereafter, such that 100% of the RSUs will be fully vested as of June 1, 2023.

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(4)	This item represents the portion of an award of PSUs granted to the executive during fiscal 2020 that was eligible to vest based on the Company’s performance during fiscal 2020 and reflects the number of PSUs subject to such portion the Compensation Committee determined were eligible to vest based on such performance. These PSUs vested on August 31, 2020 (the date of the Compensation Committee’s determination).

(5)	This item represents the portion of an award of PSUs granted to the executive during fiscal 2020 that was eligible to vest based on the Company’s performance during fiscal 2021 and fiscal 2022. The number of PSUs reported in the table reflects the target number of shares allocated to such fiscal years under the terms of the award.

(6)	The remaining unvested options vest monthly at a rate of 1,042 shares per month through August 29, 2021.

(7)	The remaining RSUs vest quarterly at a rate of 2,812 shares per quarter through September 1, 2022.

(8)	The remaining unvested options vest monthly at a rate of 1,042 shares per month through September 14, 2020.

(9)	The remaining RSUs vest quarterly at a rate of 1,250 shares per quarter through September 14, 2020.

(10)	The option will vest according to the following schedule: 25% of the shares subject to the option vest on February 4, 2021, with the remaining shares subject to the option vesting ratably at the beginning of each of the 36 months thereafter, such that 100% of the shares subject to the option will be vested as of February 4, 2024.

(11)	The RSUs will vest according to the following schedule: 25% of the RSUs vest on March 1, 2021, with the remaining RSUs vesting ratably at the beginning of each of the 12 quarters thereafter, such that 100% of the RSUs will be fully vested as of March 1, 2024.

(12)	The remaining unvested options vest monthly at a rate of 1,771 shares per month. The then-unvested options terminated upon the termination of Mr. Yoder’s employment on July 31, 2020.

(13)	The remaining unvested options vest monthly at a rate of 2,084 shares per month. The then-unvested options terminated upon the termination of Mr. Yoder’s employment on July 31, 2020.

Severance and Change in Control Arrangements with Named Executive Officers

Although we do not have fixed term employment agreements with any of our employees, the named executive officers are each a party to an agreement with the Company that provides cash payments and acceleration of equity awards in certain circumstances that result in termination of employment. These agreements are intended to encourage retention and to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives’ own employment.

Offer Letter with Paul Pickle

Under the offer letter dated March 23, 2019 between the Company and Mr. Pickle, Mr. Pickle is eligible to receive severance payments if his employment is terminated by us without Cause or by Mr. Pickle for Good Reason, in each case as defined in the offer letter. Severance payments for Mr. Pickle would consist of a lump sum payment equal to 12 months of base salary plus an amount equal to 50% of his target bonus. Mr. Pickle and his eligible dependents would also be eligible for continued participation in the Company’s group health, dental and vision insurance plans on the same terms as existed at the time of termination for up to 12 months. In addition, if such a termination of Mr. Pickle’s employment occurs prior to April 22, 2021, his outstanding equity awards that are scheduled to vest during the 12 months following his termination date will accelerate and become vested.

In addition, if Mr. Pickle’s employment is terminated by us without Cause or by him for Good Reason within 60 days prior to or 12 months following a Change in Control (as defined in the offer letter) and in lieu of the severance benefits described above, (i) all of his outstanding equity awards will accelerate and become fully vested, (ii) he will receive a cash severance payment in a lump sum equal to 12 months of his base salary plus an amount equal to 100% of his target bonus (or 24 months of his base salary plus an amount equal to 200% of his target bonus if the consideration paid to the Company’s stockholders in the transaction is $5.00 or more per share); and (iii) he and his eligible dependents will be entitled to continued participation in the Company’s group health, dental and vision insurance plans on the same terms as existed at the time of his termination for up to 12 months thereafter (or up to 24 months if the consideration paid to the Company’s stockholders in the transaction is $5.00 or more per share).

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Mr. Pickle’s right to receive the severance benefits described above is subject to his executing and not revoking a general release of claims in favor of the Company. Cash severance payments would be made on the 53rd day following Mr. Pickle’s employment termination date or such later date as required by Section 409A of the Code. Should benefits payable to Mr. Pickle trigger excise taxes under Section 4999 of the Code, Mr. Pickle will either be entitled to the full amount of his benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to Mr. Pickle, the benefits will be cut-back to the extent necessary to avoid such excise taxes.

The agreement also contains certain restrictive covenants in favor of the Company, including a requirement that Mr. Pickle enter into the Company’s standard confidentiality and invention assignment agreement and a one-year post-termination non-solicitation of employees covenant.

Letter Agreement with Jeremy Whitaker

On August 31, 2016, the Company entered into a letter agreement with Mr. Whitaker which amended certain provisions of his offer letter dated September 8, 2011, as previously amended on November 13, 2012. Under the letter agreement, Mr. Whitaker is eligible for severance payments if his employment is terminated on or before September 1, 2021, either by the Company without Cause or by Mr. Whitaker for Good Reason, in each case as defined in the letter agreement. Severance payments for Mr. Whitaker consist of a lump sum payment equal to 6 months of base salary plus an amount equal to 50% of the amount of bonuses (if any) paid to Mr. Whitaker during the 12 months preceding termination.

In addition, if Mr. Whitaker’s employment is terminated by us without Cause or by him for Good Reason within 60 days prior to or 12 months following a Change in Control (as defined in the offer letter) and such a termination of his employment occurs on or prior to September 1, 2021, (i) all of his outstanding equity awards will accelerate and become fully vested, (ii) he will receive a cash severance payment in a lump sum (in lieu of the cash severance benefit described above, if applicable) equal to 6 months of his base salary plus an amount equal to 50% of the amount of bonuses (if any) paid to Mr. Whitaker during the 12 months preceding termination (or 12 months of his base salary plus an amount equal to 100% of his target bonus if the market capitalization of the Company at the time of the Change in Control is greater than $50 million); and (iii) he and his eligible dependents will be entitled to continued participation in the Company’s group health, dental and vision insurance plans on the same terms as existed at the time of his termination for up to 6 months thereafter (or up to 12 months if the market capitalization of the Company at the time of the Change in Control is greater than $50 million).

Mr. Whitaker’s right to receive the severance benefits described above is subject to his executing and not revoking a general release of claims in favor of the Company. Cash severance payments would be made on the 53rd day following Mr. Whitaker’s employment termination date or such later date as required by Section 409A of the Code. Should benefits payable to Mr. Whitaker trigger excise taxes under Section 4999 of the Code, Mr. Whitaker will either be entitled to the full amount of his benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to Mr. Whitaker, the benefits will be cut-back to the extent necessary to avoid such excise taxes.

The agreement also contains certain restrictive covenants in favor of the Company, including a requirement that Mr. Whitaker enter into the Company’s standard confidentiality and invention assignment agreement and a one-year post-termination non-solicitation of employees covenant.

Offer Letter with Roger Holliday

Under the offer letter dated January 4, 2020 between the Company and Mr. Holliday, Mr. Holliday is eligible to receive severance payments if his employment is terminated on or before January 20, 2022 by us without Cause or by Mr. Holliday for Good Reason, in each case as defined in the offer letter. Severance payments for Mr. Holliday would consist of a lump sum payment equal to 6 months of base salary plus an amount equal to 50% of the amount of bonuses (if any) paid to Mr. Holliday during the 12 months preceding termination.

In addition, if Mr. Holliday’s employment is terminated by us without Cause or by him for Good Reason within 60 days prior to or 12 months following a Change in Control (as defined in the offer letter) and such a termination of his employment occurs on or prior to January 20, 2025, (i) all of his outstanding equity awards will accelerate and become fully vested; (ii) he will receive a cash severance payment in a lump sum (in lieu of the cash severance benefit described above, if applicable) equal to 6 months of his base salary plus an amount equal to 100% of the amount of bonuses (if any) paid to Mr. Holliday during the 12 months preceding termination (or 12 months of his base salary plus an amount equal to 100% of his target bonus if the consideration paid to the Company’s stockholders in the transaction is $5.00 or more per share); and (iii) he and his eligible dependents will be entitled to continued participation in the Company’s group health, dental and vision insurance plans on the same terms as existed at the time of his termination for up to 6 months thereafter (or up to 12 months if the consideration paid to the Company’s stockholders in the transaction is $5.00 or more per share).

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Mr. Holliday’s right to receive the severance benefits described above is subject to his executing and not revoking a general release of claims in favor of the Company. Cash severance payments would be made on the 53rd day following Mr. Holliday’s employment termination date or such later date as required by Section 409A of the Code. Should benefits payable to Mr. Holliday trigger excise taxes under Section 4999 of the Code, Mr. Holliday will either be entitled to the full amount of his benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to Mr. Holliday, the benefits will be cut-back to the extent necessary to avoid such excise taxes.

The agreement also contains certain restrictive covenants in favor of the Company, including a requirement that Mr. Holliday enter into the Company’s standard confidentiality and invention assignment agreement and a one-year post-termination non-solicitation of employees covenant.

Transition and Separation Agreement with Kevin Yoder

On January 17, 2020, the Company and Mr. Yoder, our former Vice President of Worldwide Sales, entered into a transition and separation agreement. The agreement provided for Mr. Yoder to retire as an officer of the Company effective January 31, 2020 and to remain available until July 31, 2020 to provide transition services to the Company. During this transition period, Mr. Yoder remained employed with the Company and continued to receive his base salary and vest in his outstanding equity awards in accordance with their terms. His unvested equity awards terminated upon the termination of his employment on July 31, 2020. The separation agreement also provided for Mr. Yoder to receive a lump sum payment of $46,632 following his entering into the agreement in January 2020 and a lump sum payment of $35,000 following his termination of employment on July 31, 2020. The agreement also includes a release of claims by Mr. Yoder and certain covenants in favor of the Company.

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Report of the Audit Committee of the Board of Directors

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee of the Board of Directors performs general oversight of our financial accounting and reporting process, system of internal controls, audit process and the process for monitoring compliance with laws and regulations, as well as our Code of Conduct. The Audit Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accountants. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Our management is responsible for preparing our financial statements and implementing our financial reporting process, including our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and has the primary responsibility for assuring their accuracy, effectiveness and completeness.

Our independent registered public accountants, Squar Milner LLP (“Squar Milner”), are responsible for expressing an opinion on the conformity of our audited financial statements to U.S. Generally Accepted Accounting Principles (“GAAP”). The Audit Committee meets periodically with the independent registered public accountants, with and without management present, to discuss the results of the independent registered public accountants’ examinations and evaluations of our internal controls and the overall quality of our financial reporting, and, as appropriate, initiates inquiries into various aspects of our financial affairs.

The members of the Audit Committee necessarily rely on the information or documentation provided to them by, and on the representations made by, management or other employees of the Company, the independent registered public accounting firm, and/or any consultant or professional retained by the Audit Committee, the Board of Directors, management or by any committee of the Board of Directors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has applied GAAP appropriately or maintained appropriate internal controls and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s authority and oversight responsibilities do not independently assure that the audits of the financial statements have been carried out in accordance with the standards of the U.S. Public Company Accounting Oversight Board (“PCAOB”) or that the financial statements are presented in accordance with GAAP.

The Audit Committee currently consists of four directors, all of whom qualify as “independent” and meet the financial literacy and other requirements under the current Nasdaq listing standards and SEC rules regarding audit committee membership: Mr. Hoshi Printer, who serves as Chair, Mr. Bruce Edwards, Ms. Margaret A. Evashenk and Mr. Paul F. Folino. The Board of Directors has determined that Mr. Printer is an “audit committee financial expert” under the rules of the SEC.

The Audit Committee took the following actions in fulfilling its oversight responsibilities:

(1)	reviewed and discussed the annual audited financial statements with management, including a discussion of the quality and the acceptability of our financial reporting and controls as well as the clarity of disclosures in the financial statements;

(2)	discussed with Squar Milner the matters required to be discussed by the applicable requirements of the PCAOB and the SEC;

(3)	received from Squar Milner written disclosures and the letter from Squar Milner as required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and has discussed with Squar Milner its independence; and

(4)	based on the review and discussion referred to in (1) through (3) above, recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, for filing with the SEC.

Audit Committee
Hoshi Printer, Chair
Bruce C. Edwards Margaret A. Evashenk
Paul F. Folino

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Other Information

Policies and Procedures with Respect to Related Party Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest.

Our Audit Committee charter requires that members of the Audit Committee review and approve all related party transactions. Current SEC rules define a related party transaction for the Company to include any transaction, arrangement or relationship in which:

•	we are a participant;

•	the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and

•	an executive officer, director or director nominee, or any person who is known to be the beneficial owner of more than 5% of our common stock, or any person who is an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock had or will have a direct or indirect material interest.

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Code of Conduct. Under our Code of Conduct, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.

All related party transactions must be disclosed in our applicable filings with the SEC as required under SEC rules.

Related Party Transactions

There were no transactions with related persons that required disclosure under applicable SEC rules during the fiscal years ended June 30, 2020 and 2019, nor are any such transactions currently proposed.

Indemnification and Insurance

Pursuant to our Amended and Restated Certificate of Incorporation and Bylaws, the Company indemnifies its directors and officers to the fullest extent permitted by law. The Company has also entered into indemnification agreements with each of its directors and executive officers contractually committing the Company to provide this indemnification to the directors and executive officers.

Delinquent Section 16(a) Reports

To our knowledge, all reports that were required to be filed during the fiscal years ended June 30, 2020 by our executive officers, directors and beneficial owners of more than 10% of our common stock under Section 16 of the Exchange Act were filed on a timely basis, except for (i) a Form 4 for Mr. Yoder relating to the exercise of stock options that occurred on December 28, 2019, (ii) a Form 4 for Mr. Edwards relating to the exercise of stock options that occurred on October 2, 2019, and (iii) a Form 3 and Form 4 for Ms. Evashenk relating to her appointment to the Board and initial grant of RSUs that occurred on August 1, 2019.

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Annual Report on Form 10-K

The Company will furnish without charge, to each person whose proxy is solicited upon the written request of such person, a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, as filed with the SEC, including the financial statements and financial statement schedules. In addition, upon request, the exhibits to that document will be furnished subject to payment of a specified fee. Requests for copies of these documents should be directed to: Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary.

Where You Can Find More Information

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and other reports and information that we file or furnish pursuant to the Exchange Act are available free of charge on our website at www.lantronix.com as soon as reasonably practicable after filing or furnishing such reports with the SEC. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically.

By Order of the Board of Directors,
Irvine, California	David Goren
October 1, 2020	Vice President, Human Resources, Legal and Business Affairs and Corporate Secretary

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EXHIBIT A

LANTRONIX, INC. 2020 PERFORMANCE INCENTIVE PLAN

1.       PURPOSE OF PLAN

The purpose of this Lantronix, Inc. 2020 Performance Incentive Plan (this “Plan”) of Lantronix, Inc., a Delaware corporation (the “Corporation”), is to promote the success of the Corporation by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Corporation’s stockholders.

2.       ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.       PLAN ADMINISTRATION

3.1	The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees (or subcommittees, as the case may be) appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its authority under this Plan. The Board or another committee (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

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3.2	Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;

(b)	grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, establish the events (if any) on which exercisability or vesting may accelerate (which may include, without limitation, retirement and other specified terminations of employment or services, or other circumstances), and establish the events (if any) of termination, expiration or reversion of such awards;

(c)	approve the forms of any award agreements (which need not be identical either as to type of award or among participants);

(d)	construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)	accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a retirement or other termination of employment or services, or other circumstances) subject to any required consent under Section 8.6.5;

(g)	adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)	determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to approve the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action approving the award);

(i)	determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any other actions contemplated by Section 7 in connection with the occurrence of an event of the type described in Section 7;
(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and

(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

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3.3	Prohibition on Repricing. Notwithstanding anything to the contrary in Section 3.2 and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.4	Binding Determinations. Any determination or other action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, nor the Corporation or any of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.

3.5	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.6	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.       SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1	Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2	Aggregate Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)	2,500,000 shares of Common Stock, plus

(2)	the number of shares of Common Stock available for additional award grant purposes under the Corporation’s Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”) as of immediately prior to the expiration of the 2010 Plan on September 15, 2020 (the “2010 Plan Expiration Date”), plus

(3)	the number of any shares subject to stock options granted under the 2010 Plan and outstanding on the 2010 Plan Expiration Date which expire, or for any reason are cancelled or terminated, after the 2010 Plan Expiration Date without being exercised (which, for purposes of clarity, shall become available for award grants under this Plan on a one-for-one basis), plus

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(4)	the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2010 Plan that are outstanding and unvested on the 2010 Plan Expiration Date that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation after the 2010 Plan Expiration Date without having become vested.

provided that in no event shall the Share Limit exceed the sum of the 2,500,000 shares set forth in clause (1) above, plus the number of shares available under the 2010 Plan for additional award grant purposes immediately prior to the expiration of the 2010 Plan on the 2010 Plan Expiration Date, plus the aggregate number of shares subject to awards previously granted and outstanding under the 2010 Plan as of the expiration of the 2010 Plan on the 2010 Plan Expiration Date).

4.3	Incentive Stock Option Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 2,500,000 shares. This limit is in addition to, not in lieu of, the aggregate Share Limit in Section 4.2.

4.4	Share-Limit Counting Rules. The Share Limit shall be subject to the following provisions of this Section 4.4:

(a)	Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(b)	Except as provided below, to the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right granted under this Plan, the number of underlying shares which are actually issued in payment of the award shall be counted against the Share Limit. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised in full at a time when the payment due to the participant is 15,000 shares, 15,000 shares shall be counted against the Share Limit with respect to such exercise and the 85,000 shares not issued shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.)

(c)	Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award granted under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award granted under this Plan, shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(d)	In addition, shares that are exchanged by a participant or withheld by the Corporation after the 2010 Plan Expiration Date as full or partial payment in connection with any award granted under the 2010 Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries after the 2010 Plan Expiration Date to satisfy the tax withholding obligations related to any award granted under the 2010 Plan, shall be available for new awards under this Plan.

(e)	To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(f)	In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit). Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under this Plan other than the aggregate Share Limit.

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(g)	The Corporation may not increase the Share Limit by repurchasing shares of Common Stock on the market (by using cash received through the exercise of stock options or otherwise).

Refer to Section 8.10 for application of the share limits of this Plan, including the limits in Sections 4.2 and 4.3, with respect to assumed awards. Each of the numerical limits and references in Sections 4.2 and 4.3, and in this Section 4.4, is subject to adjustment as contemplated by Sections 7 and 8.10.

4.5	No Fractional Shares; Minimum Issue. Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.       AWARDS

5.1	Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1           Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The agreement evidencing the grant of an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.4.

5.1.2           Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified stock option.

5.1.3           Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.

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5.1.4           Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, restricted stock units, deferred shares, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Stock, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards. The types of cash awards that may be granted under this Plan include the opportunity to receive a payment for the achievement of one or more goals established by the Administrator, on such terms as the Administrator may provide, as well as discretionary cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a stock option or SAR granted under this Plan.

5.2	Award Agreements. Each award shall be evidenced by a written or electronic award agreement or notice in a form approved by the Administrator (an “award agreement”), and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.

5.3	Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.4	Consideration for Common Stock or Awards. The purchase price (if any) for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

(a)	services rendered by the recipient of such award;
(b)	cash, check payable to the order of the Corporation, or electronic funds transfer;
(c)	notice and third party payment in such manner as may be authorized by the Administrator;
(d)	the delivery of previously owned shares of Common Stock;
(e)	by a reduction in the number of shares otherwise deliverable pursuant to the award; or
(f)	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

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5.5	Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock on the Nasdaq Stock Market (the “Market”) for the date in question or, if no sales of Common Stock were reported on the Market on that date, the closing price (in regular trading) for a share of Common Stock on the Market on the last day preceding the date in question on which sales of Common Stock were reported on the Market. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock on the Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.6                Transfer Restrictions.

5.6.1           Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.6 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.6.2           Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.6.3           Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.6.1 shall not apply to:

(a)	transfers to the Corporation (for example, in connection with the expiration or termination of the award);
(b)	the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;
(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator;
(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative; or
(e)	the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.

5.7	International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator from time to time. The awards so granted need not comply with other specific terms of this Plan, provided that stockholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency.

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6.       EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1	General. The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries, is not a member of the Board, and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2	Events Not Deemed Terminations of Employment. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of: (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of any applicable maximum term of the award.

6.3	Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7.       ADJUSTMENTS; ACCELERATION

7.1	Adjustments.

(a)	Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust: (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan); (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards; (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards; and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

(b)	Without limiting the generality of Section 3.4, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

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7.2	Corporate Transactions - Assumption and Termination of Awards.

(a)	Upon any event in which the Corporation does not survive, or does not survive as a public company in respect of its Common Stock (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Corporation, in any case in connection with which the Corporation does not survive or does not survive as a public company in respect of its Common Stock), then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence in connection with which the Administrator has made provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award): (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award (including any award or portion thereof that, by its terms, does not accelerate and vest in the circumstances) shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

(b)	Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

(c)	For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each share of Common Stock subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the stockholders of the Corporation for each share of Common Stock sold or exchanged in such event (or the consideration received by a majority of the stockholders participating in such event if the stockholders were offered a choice of consideration); provided, however, that if the consideration offered for a share of Common Stock in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the stockholders participating in the event.

(d)	The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.

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(e)	In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.

(f)	Without limiting the generality of Section 3.4, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

(g)	The Administrator may override the provisions of this Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in this Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

8.       OTHER PROVISIONS

8.1	Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including, but not limited to, state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2	No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3	No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4	Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

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8.5	Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of (or a combination of) the following:

(a)	The Corporation or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

(b)	The Corporation or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

(c)	In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy any applicable withholding obligation on exercise, vesting or payment.

8.6	Effective Date, Termination and Suspension, Amendments.

8.6.1           Effective Date. This Plan is effective as of August 31, 2020, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board and subject to any extension that may be approved by stockholders, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2           Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3           Stockholder Approval. To the extent then required by applicable law or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.6.4           Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the no-repricing provision of Section 3.3.

8.6.5           Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

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8.7	Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Severability.

8.8.1           Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware, notwithstanding any Delaware or other conflict of law provision to the contrary.

8.8.2           Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.9	Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10	Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the common stock (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11	Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12	No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect, or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective shareholders, boards of directors or committees thereof (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action. Awards need not be structured so as to be deductible for tax purposes.

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8.13	Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Corporation or its Subsidiaries.

8.14	Clawback Policy. The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

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LANTRONIX, INC. 7535 IRVINE CENTER DRIVE, SUITE 100 IRVINE, CA 92618

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on November 3, 2020:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

We are closely monitoring the developments regarding the coronavirus (COVID-19). Although we currently intend to hold our annual meeting in person, we are sensitive to the public health and travel concerns stockholders may have and the protocols that federal, state, and local governments have imposed and may continue to impose. In the event we determine that we need to conduct our annual meeting solely by means of remote communication, we will announce the change and provide instructions on how stockholders can participate in the annual meeting via press release and by filing additional solicitation materials with the Securities and Exchange Commission. The press release will also be available on the Investors section of our website at www.lantronix.com. If you currently plan to attend the annual meeting in person, please check our website one week prior to the annual meeting.

LANTRONIX, INC.

2020 Annual Meeting of Stockholders

November 3, 2020, 9:00 a.m. PT

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF LANTRONIX, INC.

The undersigned stockholder(s) of LANTRONIX, INC., a Delaware corporation, hereby appoint(s) Paul Pickle and Jeremy Whitaker, or either of them, proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Lantronix, Inc. (the "Annual Meeting") to be held on November 3, 2020 at 9:00 a.m., Pacific time, at Lantronix's Corporate Headquarters, 7535 Irvine Center Drive, Suite 100, Irvine, CA 92618, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, on the matters set forth on the reverse side and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THE PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS MADE, WILL BE VOTED: (1) "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR; (2) "FOR" THE RATIFICATION OF SQUAR MILNER LLP AS LANTRONIX'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2021; (3) "FOR" THE APPROVAL OF THE COMPENSATION OF LANTRONIX'S NAMED EXECUTIVE OFFICERS; AND (4) "FOR" THE APPROVAL OF THE LANTRONIX, INC. 2020 PERFORMANCE INCENTIVE PLAN.

Continued and to be signed on reverse side